                                                              Exhibit 4-c



                                 ALLEN-BRADLEY

                          SAVINGS AND INVESTMENT PLAN

                             FOR SALARIED EMPLOYEES


                   (AMENDED AND RESTATED AS OF MARCH 1, 1996)

                                 ALLEN-BRADLEY
                          SAVINGS AND INVESTMENT PLAN
                             FOR SALARIED EMPLOYEES

                               TABLE OF CONTENTS

PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.010    "ACCOUNTS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.020    "ADMINISTRATIVE COMMITTEE"  . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.030    "AFFILIATED COMPANY"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.040    "AVERAGE CONTRIBUTION PERCENTAGE"   . . . . . . . . . . . . . . . . . . . .   2
         1.050    "AVERAGE DEFERRAL PERCENTAGE"   . . . . . . . . . . . . . . . . . . . . . .   3
         1.060    "BASE COMPENSATION"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.070    "BENEFICIARY"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.080    "BOARD OF DIRECTORS"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.090    "BREAK IN SERVICE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.100    "CODE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.110    "COMMON STOCK"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.120    "COMMON UNIT"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.130    "COMPANY"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.140    "COMPANY CONTRIBUTION"  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.150    "COMPANY CONTRIBUTION ACCOUNT"  . . . . . . . . . . . . . . . . . . . . . .   4
         1.160    "COMPENSATION DEDUCTION ACCOUNT"  . . . . . . . . . . . . . . . . . . . . .   4
         1.170    "COMPENSATION DEDUCTION CONTRIBUTIONS"  . . . . . . . . . . . . . . . . . .   4
         1.180    "COMPENSATION DEFERRAL ACCOUNT"   . . . . . . . . . . . . . . . . . . . . .   4
         1.190    "COMPENSATION DEFERRAL CONTRIBUTIONS"   . . . . . . . . . . . . . . . . . .   4
         1.200    "CONSOLIDATED NET SALES"  . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.210    "DEDUCTION ACCOUNT"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.220    "DEDUCTION LIMITATION PERCENTAGE"   . . . . . . . . . . . . . . . . . . . .   4
         1.230    "DEFERRAL ACCOUNTS"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.240    "DEFERRAL CONTRIBUTION"   . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.250    "DEFERRAL LIMITATION PERCENTAGE"  . . . . . . . . . . . . . . . . . . . . .   5
         1.260    "DIVERSIFIED FUND"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.270    "DIVESTED COMPONENT"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.280    "EFFECTIVE DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.290    "ELIGIBLE EMPLOYEE"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.300    "ELIGIBLE RETIREMENT PLAN"  . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.310    "EMPLOYEE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.320    "EMPLOYMENT COMMENCEMENT DATE"  . . . . . . . . . . . . . . . . . . . . . .   6
         1.330    "EMPLOYMENT SEVERANCE DATE"   . . . . . . . . . . . . . . . . . . . . . . .   6
         1.340    "ERISA"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.350    "FIXED INCOME FUND"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.360    "GUARANTEED RETURN FUND"  . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.370    "HIGHLY COMPENSATED PARTICIPANTS"   . . . . . . . . . . . . . . . . . . . .   7

         1.380    "INTERMEDIATE TERM BOND FUND"   . . . . . . . . . . . . . . . . . . . . . .   7
         1.390    "INVESTMENT FUNDS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.400    "INVESTMENT MANAGER"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.410    "INVESTMENT MANAGER ACCOUNT"  . . . . . . . . . . . . . . . . . . . . . . .   7
         1.420    "LAYOFF"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.430    "MATERNITY OR PATERNITY LEAVE"  . . . . . . . . . . . . . . . . . . . . . .   7
         1.440    "NAMED FIDUCIARY"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.450    "PARTICIPANT"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.460    "PLAN"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.470    "PLAN ADMINISTRATOR"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.480    "PLAN COMMITTEE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.490    "PLAN YEAR"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.500    "REEMPLOYMENT DATE"   . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.510    "RETIREE"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.520    "RETIREMENT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.530    "ROCKWELL"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.540    "ROCKWELL AUTOMATION"   . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.550    "ROLLOVER ACCOUNT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.560    "STOCK FUND A"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.570    "STOCK FUND B"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.580    "SUPPLEMENTAL DEFERRAL ACCOUNT"   . . . . . . . . . . . . . . . . . . . . .   9
         1.590    "SUPPLEMENTAL DEFERRAL CONTRIBUTION"  . . . . . . . . . . . . . . . . . . .   9
         1.600    "TENDER OFFER"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.610    "TRANSFER CONTRIBUTIONS"  . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.620    "TRUST AGREEMENT"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.630    "TRUST FUND"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.640    "TRUSTEE"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.650    "UNIT"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.660    "VALUATION DATE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.670    "VESTING SERVICE"   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE II    PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.010    ELIGIBLE EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.020    DEFERRAL AND DEDUCTION CONTRIBUTION ELECTIONS   . . . . . . . . . . . . . .  11
         2.025    TRANSFER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.028    ROLLOVER CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.030    LIMITATIONS ON EMPLOYEE CONTRIBUTIONS   . . . . . . . . . . . . . . . . . .  14
         2.040    CHANGES OF EMPLOYEE CONTRIBUTION ELECTIONS  . . . . . . . . . . . . . . . .  17
         2.050    INVESTMENT OF CONTRIBUTIONS   . . . . . . . . . . . . . . . . . . . . . . .  17
         2.060    CHANGES IN INVESTMENT ELECTIONS   . . . . . . . . . . . . . . . . . . . . .  18
         2.070    TRANSFER OF INVESTMENTS   . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE III    COMPANY CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.010    MATCHING AMOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3.020    APPLICATION OF FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IV    MAINTENANCE AND VALUATION OF ACCOUNTS . . . . . . . . . . . . . . . . . . . . .  23

         4.010    PARTICIPANT'S ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.020    CREDITING OF UNITS TO ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . .  23
         4.030    UNIT VALUATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.040    BALANCE OF PARTICIPANT'S ACCOUNTS   . . . . . . . . . . . . . . . . . . . .  24
         4.050    STATEMENTS OF PARTICIPANTS  . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V     BENEFITS PAYABLE UPON TERMINATING EMPLOYMENT  . . . . . . . . . . . . . . . . .  25
         5.010    VESTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         5.020    RETIREMENT, DEATH, LAYOFF, ETC  . . . . . . . . . . . . . . . . . . . . . .  27
         5.025    FORM OF DISTRIBUTIONS TO PARTICIPANTS   . . . . . . . . . . . . . . . . . .  29
         5.030    SPECIAL DISTRIBUTION PROVISION FOR PRE-10/1/95 ACCOUNT BALANCES   . . . . .  30
         5.035    EMPLOYEES OF DIVESTED COMPONENTS  . . . . . . . . . . . . . . . . . . . . .  32
         5.040    TERMINATION OF EMPLOYMENT FOR OTHER REASONS   . . . . . . . . . . . . . . .  32
         5.050    PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS   . . . . . . . . . . . .  33
         5.060    TRANSFER OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN   . . . . . .  34
         5.070    VALUATION DATES FOR DOMESTIC RELATIONS ORDERS   . . . . . . . . . . . . . .  34

ARTICLE VI    IN-SERVICE WITHDRAWALS AND LOANS  . . . . . . . . . . . . . . . . . . . . . . .  35
         6.010    WITHDRAWALS FROM ACCOUNTS BY PARTICIPANTS UNDER AGE 59-1/2  . . . . . . . .  35
         6.020    WITHDRAWAL FROM ACCOUNTS BY PARTICIPANTS OVER AGE 59-1/2  . . . . . . . . .  36
         6.030    FORFEITURES AND LIMITATION ON WITHDRAWALS   . . . . . . . . . . . . . . . .  37
         6.040    ALLOCATION OF WITHDRAWALS AMONG INVESTMENT AND STOCK FUNDS  . . . . . . . .  38
         6.050    HARDSHIP WITHDRAWALS FROM DEFERRAL ACCOUNTS   . . . . . . . . . . . . . . .  38
         6.060    TRANSFERS TO CERTAIN AFFILIATED COMPANY PLANS . . . . . . . . . . . . . . .  41
         6.060    TRANSFERS TO ELIGIBLE RETIREMENT PLANS  . . . . . . . . . . . . . . . . . .  42

ARTICLE VII   [RESERVED]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VIII  SUSPENSION OF SAVINGS AND CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .  43
         8.010    VOLUNTARY SUSPENSION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.020    INVOLUNTARY SUSPENSION  . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         8.030    GENERAL PROVISIONS APPLICABLE TO SUSPENSIONS  . . . . . . . . . . . . . . .  43

ARTICLE IX    DESIGNATION OF AND PAYMENT TO A BENEFICIARY . . . . . . . . . . . . . . . . . .  44
         9.010    DESIGNATION OF A BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . .  44
         9.020    PAYMENT TO A BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE X     TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        10.010  ESTABLISHMENT OF TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . .  45
        10.020  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        10.030  DUTY OF TRUSTEE AS TO STOCK IN STOCK FUND A AND STOCK FUND B  . . . . . . . .  47
        10.040  FORM OF TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        10.050  RIGHTS IN THE TRUST FUND  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        10.060  TAXES, FEES AND EXPENSES OF THE TRUSTEE . . . . . . . . . . . . . . . . . . .  48

ARTICLE XI    ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        11.010  GENERAL ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         11.020  PLAN COMMITTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.030  PLAN COMMITTEE RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.040  FUNDING POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         11.050  ALLOCATION AND DELEGATION OF DUTIES UNDER PLAN . . . . . . . . . . . . . . .  50
         11.060  PLAN COMMITTEE POWERS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.070  PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         11.080  RELIANCE UPON DOCUMENTS AND OPINIONS . . . . . . . . . . . . . . . . . . . .  52
         11.090  REQUIREMENT OF PROOF . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.100  LIMITATION ON LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.110  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.120  MULTIPLE FIDUCIARY CAPACITY  . . . . . . . . . . . . . . . . . . . . . . . .  52
         11.130  MAILING AND LAPSE OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . .  53
         11.140  NON-ALIENATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.150  ADDRESSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.160  NOTICES AND COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . . . . . .  53
         11.170  COMPANY RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         11.180  PAYMENTS ON BEHALF OF INCOMPETENT PARTICIPANTS OR BENEFICIARIES  . . . . . .  54

ARTICLE XII    PARTICIPANT'S CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.010  REQUIREMENT TO FILE CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . .  55
         12.020  APPEAL OF DENIED CLAIM . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE XIII   AMENDMENT, MERGERS, TERMINATION, ETC.  . . . . . . . . . . . . . . . . . . . .  56
         13.010  AMENDMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         13.020  TRANSFER OF ASSETS AND LIABILITIES . . . . . . . . . . . . . . . . . . . . .  56
         13.030  MERGER RESTRICTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         13.040  SUSPENSION OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . .  56
         13.050  DISCONTINUANCE OF CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . .  57
         13.060  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE XIV    STATUTORY LIMITATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.010  ANNUAL LIMITS OF PARTICIPANTS' ACCOUNT INCREASES . . . . . . . . . . . . . .  58
         14.020  LIMITS AS TO COMBINED PLANS  . . . . . . . . . . . . . . . . . . . . . . . .  58
         14.030  COMBINING SIMILAR PLANS  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         14.040  ADJUSTMENT TO DEFERRAL CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XV     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.010  BENEFITS PAYABLE ONLY FROM TRUST FUND  . . . . . . . . . . . . . . . . . . .  60
         15.020  REQUIREMENT FOR RELEASE  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.030  TRANSFERS OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.040  QUALIFICATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . .  60
         15.050  INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE XVI    TENDER OFFERS: PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . .  61
         16.010  APPLICABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         16.020  ADDITIONAL DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         16.030  ESTABLISHMENT AND INVESTMENT OF SUB FUND A AND SUB FUND B  . . . . . . . . .  61

         16.040  MAINTENANCE AND VALUATION OF SUB FUND A AND SUB FUND B . . . . . . . . . . .  62
         16.050  BENEFITS PAYABLE FROM SUB FUNDS AT TERMINATION OF EMPLOYMENT . . . . . . . .  63
         16.060  DISTRIBUTIONS FROM THE PLAN UNDER SECTION 6.010  . . . . . . . . . . . . . .  65
         16.070  WITHDRAWALS FROM DEDUCTION ACCOUNTS UNDER SECTION 6.020  . . . . . . . . . .  66
         16.080  WITHDRAWALS FROM DEFERRAL ACCOUNTS UNDER SECTION 6.030 . . . . . . . . . . .  67

ARTICLE XVII    TOP HEAVY PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         17.010  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         17.020  APPLICATION OF THIS ARTICLE  . . . . . . . . . . . . . . . . . . . . . . . .  69
         17.030  ADJUSTMENT OF LIMITATION ON ANNUAL BENEFIT . . . . . . . . . . . . . . . . .  70

                                 ALLEN-BRADLEY

                          SAVINGS AND INVESTMENT PLAN

                             FOR SALARIED EMPLOYEES





                   (amended and restated as of March 1, 1996)





                                    PREAMBLE



THE PLAN AND EFFECTIVE DATE.

The Plan hereinafter described constitutes a savings plan for certain employees on the salary payroll of Allen-Bradley Company, Inc. and is a successor to the Allen-Bradley Employee Savings Plan. The purpose of the Plan is to encourage and assist salaried employees of the Company in adopting a regular savings program and to help provide security for them upon retirement.

The Effective Date of the Plan is December 1, 1982. The Plan as restated herein is effective March 1, 1996. The provisions of the Plan as in effect from time to time prior to March 1, 1996 apply to the related periods prior to such date for all purposes, except as specifically provided in the Plan.

ARTICLE I    DEFINITIONS

    1.010 "ACCOUNTS" means the Participant's Company Contribution Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account and Rollover Accounts, as applicable.

    1.020 "ADMINISTRATIVE COMMITTEE" means the committee appointed by the Plan Committee and assigned power and authority under Sections 2.030 and 6.030.

    1.030   "AFFILIATED COMPANY" means Allen-Bradley Company, Inc. and:

    (a)     Rockwell International Corporation;

    (b) any corporation incorporated under the laws of one of the United States of America of which Allen-Bradley Company, Inc. or Rockwell owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of section 1563 of the Code.);

    (c) any partnership or other business entity organized under such laws, of which Allen-Bradley Company, Inc. or Rockwell owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of section 414(c) of the Code); and

    (d) any other company deemed to be an Affiliated Company by the Board of Directors of Rockwell.

    1.040 "AVERAGE CONTRIBUTION PERCENTAGE" for each group of Participants with contribution elections under Section 2.020(a)(ii) shall in each case be the average of the percentages, calculated separately for each Participant in such group, which percentage, for any Plan Year, is equal to the sum of (a) and
(b), divided by (c):

    (a)     the amount the Participant has elected to contribute pursuant to
            Section 2.020(a)(ii);

    (b) the amount of Company Contributions payable to the Participant's Company Contribution Account in respect of his or her elections under Section 2.020(a);

    (c) the Participant's compensation (as such term is defined in section 414(s) of the Code and subject to such election as is made by the Plan Administrator with respect thereto pursuant to paragraph (2) thereof) for that Plan Year.


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


    1.050 "AVERAGE DEFERRAL PERCENTAGE" for each group of Participants with deferral elections under Section 2.020(a)(i) shall in each case be the average of the percentages, calculated separately for each Participant in such group, of the compensation (as such term is defined in section 414(s) of the Code and subject to such election as is made by the Plan Administrator with respect thereto pursuant to paragraph (2) thereof) that the Participant has elected to defer for the Plan Year pursuant to Section 2.020(a)(i).

    1.060 "BASE COMPENSATION" means the Participant's compensation, not in excess of One Hundred and Fifty Thousand Dollars ($150,000) or such other amount as has been or may be established pursuant to section 401(a)(17) of the Code, in any calendar year, including sales commissions and any amount which would be paid to the Participant absent an election under Section 2.020(a) or an election to make elective employer contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of
section 125 of the Code.   Base Compensation shall not include compensation for
overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation (including, but not limited to, lump sum payments for unused vacation) or compensation on the hourly payroll.

    1.070 "BENEFICIARY" means the one or more persons or trusts designated by a Participant pursuant to Article IX of the Plan; provided, however, that, in the case of a Participant who dies prior to complete distribution of his or her Accounts pursuant to Article V or VI of the Plan, the Beneficiary shall be deemed to be the Participant's spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written designation of a person or persons other than such spouse as Beneficiary or Beneficiaries. Such written designation must be accompanied by a written consent of the Participant's spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under section 417(a)(2) of the Code. Such written consent shall be on a form furnished to the Participant by the Plan Administrator and shall acknowledge the effect of such consent.

    1.080 "BOARD OF DIRECTORS" means the Board of Directors, as applicable, of the Company or of Rockwell; provided, however, that any action hereunder of the Board of Directors under Section 1.130, 1.260, 2.020 and 3.020 may be taken by any officer or officers of the Company authorized by the Board of Directors.

    1.090 "BREAK IN SERVICE" means any period commencing with an Employee's Employment Severance Date, during which the Employee does not have a Reemployment Date. Solely for purposes of determining such Breaks in Service in the case of an individual who is absent from work due to a Maternity or Paternity Leave, the computation of the Break in Service shall not commence until the first anniversary of the first date of such absence.

    1.100   "CODE" means the Internal Revenue Code of 1986, as amended.


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

    1.110 "COMMON STOCK" means the common stock, other than the Class A common stock of Rockwell International Corporation.

    1.120 "COMMON UNIT" means a Unit of Stock Fund A or Stock Fund B attributable to Common Stock.

    1.130 "COMPANY" means Allen-Bradley Company, Inc. and any other entity to which this Board of Directors of Allen-Bradley Company, Inc. has extended this Plan.

    1.140 "COMPANY CONTRIBUTION" means the contribution made by the Company to the Trust Fund pursuant to the terms of Article III, including forfeitures treated as Company Contributions under that Article.

    1.150 "COMPANY CONTRIBUTION ACCOUNT" means the Account with respect to a Participant which is comprised of Company Contributions, adjusted by gains or losses related thereto.

    1.160 "COMPENSATION DEDUCTION ACCOUNT" means the Account with respect to a Participant which is comprised of Compensation Deduction Contributions, adjusted by gains or losses related thereto.

    1.170 "COMPENSATION DEDUCTION CONTRIBUTIONS" means the amounts contributed by Participants to the Plan through payroll deductions pursuant to
Section 2.020(a)(ii).

    1.180 "COMPENSATION DEFERRAL ACCOUNT" means the Account with respect to a Participant which is comprised of Compensation Deferral Contributions, adjusted by gains or losses related thereto.

    1.190 "COMPENSATION DEFERRAL CONTRIBUTIONS" means the amounts contributed to the Plan on behalf of Participants pursuant to Participants' elections under
Section 2.020(a)(i).

    1.200 "CONSOLIDATED NET SALES" means the consolidated net sales of Rockwell Automation as reported to Rockwell from time to time in accordance with Rockwell's internal reporting policies and procedures.

    1.210 "DEDUCTION ACCOUNT" means and refers to a Participant's Compensation Deduction Account.

    1.220 "DEDUCTION LIMITATION PERCENTAGE" means the maximum contribution percentage in each Plan Year for the group of Highly Compensated Participants and shall be that percentage amount which does not exceed the greater of:

    (a) the Average Contribution Percentage for all Participants other than Highly Compensated Participants multiplied by one and twenty-five hundredths (1.25); or


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


    (b)     the lesser of

            (i) an amount which does not exceed the Average Contribution Percentage for all Participants other than Highly Compensated Participants by more than two (2) percentage points, or

            (ii) the Average Contribution Percentage for all Participants other than Highly Compensated Participants multiplied by two (2).

If a Highly Compensated Participant is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in section 401(m)(4) of the Code, or employee contributions, are made, such other plan shall be deemed to be a part of this Plan for the purpose of determining the Deduction Limitation Percentage with respect to that Participant.

    1.230 "DEFERRAL ACCOUNTS" means and refers to a Participant's Compensation Deferral and Supplemental Deferral Accounts.

    1.240 "DEFERRAL CONTRIBUTION" means, as applicable, a Compensation Deferral Contribution or a Supplemental Deferral Contribution.

    1.250 "DEFERRAL LIMITATION PERCENTAGE" means the maximum deferral percentage in each Plan Year for the group of Highly Compensated Participants and shall be that percentage amount which does not exceed the greater of:

    (a) the Average Deferral Percentage for all Participants other than Highly Compensated Participants multiplied by one and twenty-five hundredths (1.25); or

    (b)     the lesser of

            (i) an amount which does not exceed the Average Deferral Percentage for all Participants other than Highly Compensated Participants by more than two (2) percentage points, or

            (ii) the Average Deferral Percentage for all Participants other than Highly Compensated Participants multiplied by two (2).

If any Highly Compensated Participant is a participant in any other cash or deferred arrangement within the meaning of section 401(k) of the Code established or maintained by an Affiliated Company, for the purpose of determining the Deferral Limitation Percentage with respect to such Highly Compensated Participant such other cash or deferred arrangement shall be deemed to be a part of this Plan.


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

 1.260 "DIVERSIFIED FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(i).

    1.270 "DIVESTED COMPONENT" means a component of the Company or of an Affiliated Company which ceases to be a component of the Company or of an Affiliated Company, by reason of its divestiture or any action incident thereto.

    1.280   "EFFECTIVE DATE" means December 1, 1982.

    1.290 "ELIGIBLE EMPLOYEE" means any salaried employee (including any officer) employee of an Affiliated Company to which the benefits of the Plan have been extended by the Board of Directors of Allen-Bradley Company, Inc. Eligible Employee shall not include any director of the Company not otherwise so employed, nor any person who is covered by a collective bargaining agreement between employee representatives and the Company.

    1.300   "ELIGIBLE RETIREMENT PLAN" means:

    (a) an individual retirement account described in section 408(a) of the Code,

    (b) an individual retirement annuity described in section 408(b) of the Code,

    (c)     an annuity plan described in section 403(a) of the Code, or

    (d) a qualified plan (which is a defined contribution plan) described in section 401(a) of the Code,

which accepts an individual's eligible rollover distributions; provided, however, that in the case of an eligible rollover distribution to a Participant's surviving Spouse, only an individual retirement account or individual retirement annuity described in (a) and (b) above shall be deemed to be an Eligible Retirement Plan.

    1.310 "EMPLOYEE" means any person who is employed by the Company or by an Affiliated Company, including an Eligible Employee. "Employee" shall, to the extent permitted by section 406 of the Code, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

    1.320 "EMPLOYMENT COMMENCEMENT DATE" means the date on which a person first becomes an Employee of the Company or an Affiliated Company.

    1.330   "EMPLOYMENT SEVERANCE DATE" means:

    (a) the date on which an Employee quits, retires, is discharged or dies,

    (b) in the case of an Employee who remains absent from work under a written leave of absence granted by the Company, the first anniversary of such leave


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

           of absence, except that an Employee who has a leave of absence in excess of one (1) year who thereafter returns to work with the Company for a period at least equal to the entire period of the leave of absence shall not be considered as having an Employment Severance Date by reason of such absence.

    If an Employee enters the armed forces of the United States or the Public Health Service directly from employment with the Company, has not voluntarily reenlisted and returns to employment with the Company for a period of at least one (1) year immediately after his or her return to the Company, the Employee will not be deemed to have an Employment Severance Date by reason of such military service.

    1.340 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.350 "FIXED INCOME FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(ii).

    1.360 "GUARANTEED RETURN FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(iv).

    1.370 "HIGHLY COMPENSATED PARTICIPANTS" means those Participants who are "highly compensated employees" within the meaning of section 414(q) of the Code. The Plan Administrator may determine those Employees who are "highly compensated employees" for purposes of this Section 1.370 in any manner permitted by said section 414(q).

    1.380 "INTERMEDIATE TERM BOND FUND" means the fund established by the Trustee pursuant to Section 10.020(a)(iii).

    1.390 "INVESTMENT FUNDS" means the Diversified Fund, the Fixed Income Fund, the Guaranteed Return Fund, the Intermediate Term Bond Fund and Stock Fund B.

    1.400 "INVESTMENT MANAGER" means the one or more investment managers within the meaning of ERISA section 3(38) appointed pursuant to Section 10.020(b)(i).

    1.410 "INVESTMENT MANAGER ACCOUNT" means the one or more investment manager accounts established pursuant to Section 10.020(b)(i) of the Plan.

    1.420 "LAYOFF" means an involuntary severance of employment, other than a discharge from employment for cause.

    1.430 "MATERNITY OR PATERNITY LEAVE" means any period of absence by reason of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or the caring for such child for a period beginning immediately following


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

such birth or placement; provided, however, that the Participant shall have complied with the Company's request to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence is for such reason and the number of days for which there was such an absence.

    1.440 "NAMED FIDUCIARY" means the Plan Committee, the Plan Administrator, the Administrative Committee, the Trustee(s) and any Investment Manager(s).

    1.450 "PARTICIPANT" means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term shall include a person who no longer has an effective election under Article II only so long as he or she retains a vested interest in an Account under the Plan."

    1.460 "PLAN" means this Allen-Bradley Savings and Investment Plan for Salaried Employees, as from time to time amended.

    1.470 "PLAN ADMINISTRATOR" means the person so designated by name or corporate office by the Board of Directors.

    1.480 "PLAN COMMITTEE" means the Rockwell International Corporation Employee Benefit Plan Committee.

    1.490 "PLAN YEAR" means the twelve-month period commencing on January 1st and ending on December 31st of each year.

    1.500 "REEMPLOYMENT DATE" means the date on which a person first becomes an Employee of the Company following an Employment Severance Date.

    1.510 "RETIREE" means a Participant who has entered Retirement status pursuant to a retirement plan of the Company or any Affiliated Company, excluding, for purposes of the election available to such a Retiree under
Section 2.050(b)(iii), any former Employee who terminated employment with the Company or an Affiliated Company as a deferred vested Participant and who later attained Retirement age under the retirement plan.

    1.520 "RETIREMENT" means retirement (whether early, disability or normal retirement) of a Participant pursuant to a retirement plan of the Company or any Affiliated Company.

    1.530 "ROCKWELL" means Rockwell International Corporation, a Delaware corporation.

    1.540 "ROCKWELL AUTOMATION" means the Rockwell Automation business carried on by direct or indirect subsidiaries and other business units of the Company and Rockwell, as such business is defined from time to time for Rockwell's external reporting purposes.

    1.550   "ROLLOVER ACCOUNT" means the Plan Account described in Section
2.028 which is comprised of rollover amounts, adjusted by gains or losses related thereto, which are transferred to the Plan pursuant to the terms of the said Section.


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

    1.560   "STOCK FUND A" means the fund established by the Trustee pursuant to
Section 10.020(a)(v).

    1.570   "STOCK FUND B" means the fund established by the Trustee pursuant to
Section 10.020(a)(vi).

    1.580 "SUPPLEMENTAL DEFERRAL ACCOUNT" means the Account with respect to a Participant which is comprised of Supplemental Deferral Contributions, as adjusted by gains or losses related to thereto.

    1.590 "SUPPLEMENTAL DEFERRAL CONTRIBUTION" means an amount contributed on behalf of a Participant pursuant to the Participant's election under Section 2.020(b).

    1.600 "TENDER OFFER" means any tender offer for, or request or invitation for tenders of, the Common Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company.

    1.610   "TRANSFER CONTRIBUTIONS" means the amounts described in Section
2.025 which are transferred to the Plan pursuant to the terms of the said
Section.

    1.620   "TRUST AGREEMENT" means the trust agreement established pursuant to
Section 10.010 of this Plan.

    1.630 "TRUST FUND" means the fund, including the earnings thereon, held by the Trustee for all contributions made by Participants and the Company pursuant to the Plan. The Trust Fund shall be divided into and comprised of the Investment Funds and Stock Fund A as herein described.

    1.640 "TRUSTEE" means the trustee(s) of the trust described in Article X of this Plan.

    1.650 "UNIT" means the unit of measurement of a Participant's Trust Fund interest.

    1.660 "VALUATION DATE" means the last business day of each month or such other business day as the Plan Committee may determine.

    1.670 "VESTING SERVICE" means the period commencing with an Employee's Employment Commencement Date and ending with the Employee's Employment Severance Date and the period from an Employee's Reemployment Date to the Employee's subsequent Employment Severance Date. In addition, Vesting Service shall include the period between an Employee's Employment Severance Date and Reemployment Date, if such period does not exceed twelve (12) months, except that if an Employee is absent because of a layoff or leave of absence and then quits, is discharged or retires, the period of time during which the Employee may return and receive Vesting Service begins on the date of quit, discharge or retirement and ends one (1) year from the first day of such lay-off or leave of absence. Vesting Service shall not include service performed prior to any break in service prior to December 1, 1976


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

which resulted in a loss of service under the Allen-Bradley Pension Plan as in effect on November 30, 1976.


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

ARTICLE II    PARTICIPATION

    2.010   ELIGIBLE EMPLOYEES.

    (a) Each Eligible Employee of the Company shall be eligible to become a Participant in and make contributions to the Plan and shall continue to be eligible to do so for so long as he or she falls within the definition of an Eligible Employee, as defined by the Plan.

    (b) Participation of any Eligible Employee in the Plan shall be entirely voluntary. An election to participate shall become effective on the as soon as is reasonably possible following receipt by the Plan Administrator of the said election.

    (c) No contributions shall be made by, or with respect to, any Participant after any of the following events until such Participant again makes an election under subsection (b):

            (i)     the Participant ceases to be an Eligible Employee;

            (ii) the Participant receives a distribution under Section 5.020, 5.030 or 5.040; or

            (iii) the Participant voluntarily elects to have contributions suspended under Section 8.010.

    (d) No contributions shall be made by, or with respect to, any Participant during any period of suspension of contributions described in Section 8.010 or 8.020.

    2.020 DEFERRAL AND DEDUCTION CONTRIBUTION ELECTIONS. An Eligible Employee who has notified the Company of his or her election to become a Participant shall also take either or both of the actions described in subsections (a) and (b) below:

    (a) Such a Participant may elect to defer receipt of an amount equal to 1%, 2%, 3%, 4%, 5% or 6% of his or her Base Compensation, which amount shall be contributed as a Compensation Deferral Contribution to the Participant's Compensation Deferral Account.

    (b) If a Participant has elected to defer 6% of his or her Base Compensation pursuant to this subsection in order to make a Compensation Deferral Contribution under subsection (a), the Participant may also elect:

            (i) in the case of a Participant who is not a Highly Compensated Participant, to defer receipt of an amount equal to an additional 1%, 2% or 3% of his or her Base Compensation, or


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

            (ii) in the case of a Participant who is a Highly Compensated Participant, to defer receipt of an amount equal to an additional 1% or 2% of his or her Base Compensation as a Supplemental Deferral Contribution to a Supplemental Deferral Account.

    (c) In addition to the election available to such a Participant under subsections (a) and (b), the Participant shall also be permitted to authorize deduction, in 1% multiples, of an amount from his or her Base Compensation, which amount shall be contributed as a Compensation Deduction Contribution to the Participant's Compensation Deduction Account; provided, however, that, in the aggregate, a Participant's total Compensation Deduction Contributions for a Plan Year under this subsection (c) shall not exceed 14% of Base Compensation, net of amounts deferred by him or her under subsections (a) and (b), for that Plan Year.

    (d) The Board of Directors, in extending the benefits of the Plan to a component of an Affiliated Company may place such limitations as it deems appropriate on the amount of Compensation Deferral Contributions, Supplemental Deferral Contributions and/or Compensation Deduction Contributions which may be made with respect to or by a Participant employed by such component. Compensation Deduction Contributions under this Section shall be made only by payroll deductions unless, under exceptional circumstances, another method of contribution is approved by the Plan Committee.

    2.025 TRANSFER CONTRIBUTIONS. Transfers to this Plan of a Participant's interest in another individual account plan shall be permitted in the situations and pursuant to the requirements set forth below:

    (a) A Participant who is presently an Eligible Employee but who formerly, though an Employee, was not an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to him in any qualified individual account plan of the Company, in the Reliance Electric Company Savings and Investment Plan or in the Rockwell International Corporation Savings Plan transferred to this Plan; provided, however, that such a transfer shall not be permitted unless and until the Plan Administrator has determined that the amount to be transferred from the said qualified individual account plan or the said Savings and Investment Plan or Savings Plan is not subject (or is no longer subject) to any provisions or limitations attributable to it under the said qualified individual account plan which are inconsistent with the provisions of this Plan.

    (b) With the prior consent of the Plan Administrator, which consent may be given only in connection with the Company's acquisition of the stock or assets of another business organization and the extension of this Plan to that business


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

    organization, the account balances of persons who were participants in an individual account plan which was sponsored by the acquired organization, but who have become Eligible Employees, may be transferred to this Plan. Such transferred account balances (which shall be entirely in cash or, if the said balances consist in whole or in part of participant loans from the transferring plan, in cash and in kind), shall constitute Transfer Contributions and shall not constitute Deferral or Deduction Contributions under Section 2.020.

    (c) Transfer Contributions shall be credited to the Participant's Plan Accounts as follows:

            (i) that portion of such balance attributable to employer contributions made pursuant to deferral elections under section 401(k) of the Code shall be credited to the Participant's Compensation Deferral Account;

            (ii) that portion of such balance attributable to employer contributions other than those described in paragraph (i) above shall be credited to the Participant's Compensation Deferral Account, but the Participant's tax basis under the Code in such contributions shall be the same as his or her tax basis under the individual account plan from which such contributions are transferred or distributed; and

            (iii) that portion of such balance attributable to employee contributions made on an after-tax basis, shall be credited to the Participant's Compensation Deduction Account.

    (e) No Company Contributions will be made under Article III with respect to the Transfer Contributions described in this Section 2.025.

    2.028 ROLLOVER CONTRIBUTIONS. Rollovers to this Plan of a Participant's interest in another individual account plan shall be permitted in the situations and pursuant to the requirements set forth below:

    (a) A Participant who is presently an Eligible Employee but who formerly was a participant in a qualified individual account plan maintained by another employer may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to him in the said individual account plan transferred to this Plan; provided, however, that such a transfer shall not be permitted unless and until the Plan Administrator has determined:

            (i) the amount to be transferred from the said qualified individual account plan qualifies as an eligible rollover amount under Code section 402(a)(5); and


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


            (ii) the said eligible rollover amount is not subject (or is no longer subject) to any provisions or limitations attributable to it under the said qualified individual account plan which are inconsistent with the provisions of this Plan.

    (b) Such transferred account balances (which shall be entirely in cash), shall constitute Rollover Contributions and shall not constitute Deferral or Deduction Contributions under Section 2.020.

    (c) Eligible rollover amounts which have been so transferred shall be credited to a Rollover Account for the Participant, which Account shall be maintained separately for each Participant who has
            effected such a transfer to this Plan.   A Participant's Rollover
            Account shall be administered in the same manner as are the other Accounts maintained on his or her behalf, including the investment provisions of Sections 2.050, 2.060 and 2.070 of this Article.

    2.030   LIMITATIONS ON EMPLOYEE CONTRIBUTIONS.

    (a) The aggregate amount, with respect to a Participant, in any calendar year of:

            (i) Compensation Deferral Contributions and Supplemental Deferral Contributions to the Plan,

            (ii) all elective deferrals under any other cash or deferred arrangement as defined in section 402(g) of the Code which are maintained by an Affiliated Company, and

            (iii) all elective employer contributions to any simplified employee pension as defined in and pursuant to sections 408(k)(1) and (6), respectively, of the Code which are maintained by an Affiliated Company, may not exceed Seven Thousand Dollars ($7,000) or such larger sum as may be established pursuant to section 402(g)(5) of the Code.

    (b) Prior to the beginning of, and periodically during, each Plan Year the Administrative Committee shall test:

            (i) deferral elections under Sections 2.020(a) and (b), in order to determine whether the Average Deferral Percentage for Highly Compensated Participants exceeds the Deferral Limitation Percentage; and

            (ii) deduction elections under Sections 2.020(c), as well as Company Contributions under Section 3.010, in order to determine whether the Average Contribution Percentage for Highly Compensated Participants exceeds the Deduction Limitation Percentage.


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


    (c) If the Administrative Committee determines that Compensation Deferral and Supplemental Deferral Contributions made for any Plan Year on behalf of the Highly Compensated Participants would (if not reduced) cause the Average Deferral Percentage of such Employees to exceed the Deferral Limitation Percentage, it shall report such determination, through the Plan Administrator, to the Plan Committee. In such event, the Plan Committee shall reduce any Compensation Deferral Contributions and Supplemental Deferral Contributions elected by the Highly Compensated Participants, so that the Deferral Limitation Percentage is not exceeded for the Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth below:

            (i) First, Highly Compensated Participants electing Supplemental Deferral Contributions in an amount equal to 2% of Base Compensation shall have their elections reduced to 1%. If, following the said reductions, the Deferral Limitation Percentage is still exceeded, Highly Compensated Participants electing Supplemental Deferral Contributions in an amount equal to 1% of Base Compensation (including any Highly Compensated Participants whose elections were reduced under the terms of the preceding sentence) shall have their elections reduced to 0%.

            (ii) Second, if, following the above reductions, the Deferral Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deferral Contributions in an amount equal to 6% of Base Compensation shall have their elections reduced to 5% of Base Compensation. If, following the said reductions, the Deferral Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deferral Contributions in an amount equal to 5% of Base Compensation (including any Highly Compensated Participants whose elections were reduced under the terms of the preceding sentence) shall have their elections reduced to 4%.

            (iii)   Third, if, following the reductions described in paragraph
                    (i), the Deferral Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deferral Contributions in an amount equal to 4% of Base Compensation shall have their elections reduced to 3%. If, following the reductions described in the preceding sentence, the Deferral Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deferral Contributions in an amount equal to 3% of Base Compensation (including any Highly Compensated Participants whose elections were reduced under the terms of the preceding sentence) shall have their elections


                                     - 15 -
                                                                    absalsav.'96
                    reduced to 2%.  The process set forth in this paragraph
                    (ii) shall continue until the Average Deferral Percentage for the Highly Compensated Participants does not exceed the Deferral Limitation Percentage.

            (iv) To the extent permitted under subsection (d) below, the amount representing the additional amount of Base Compensation which would have been contributed as Compensation Deferral Contributions or Supplemental Deferral Contributions on behalf of the Participant shall be contributed by the Participant to the Plan, as appropriate, as Compensation Deduction Contributions. In addition, to the extent permitted by regulation, the Plan Committee may during or following a Plan Year cause Deferral Contributions made on behalf of Highly Compensated Participants to be recharacterized (on a uniform and non-discriminatory basis) as Compensation Deduction Contributions to the extent necessary to prevent the Average Deferral Percentage for the said Participants for any Plan Year from exceeding the Deferral Limitation Percentage.

    (d) If the Administrative Committee determines that Compensation Deduction Contributions made for any Plan Year by the Highly Compensated Participants would (if not reduced) cause the Average Contribution Percentage of such Employees to exceed the Deduction Limitation Percentage, the Administrative Committee shall report such determination, through the Plan Administrator, to the Plan Committee. In such event, the Plan Committee shall reduce any Compensation Deduction Contributions elected by the Highly Compensated Participants, so that the Deduction Limitation Percentage is not exceeded for the Plan Year. Such reduction shall be effective as of the first payroll payment date in the month following such determination and shall be made as set forth below:

            (i) First, Highly Compensated Participants electing Contribution Deduction Contributions in an amount equal to 14% of Base Compensation shall have their elections reduced to 13%. If, following the said reductions, the Deduction Limitation Percentage is still exceeded, Highly Compensated Participants electing Contribution Deduction Contributions in an amount equal to 13% of Base Compensation (including any Highly Compensated Participants whose elections were reduced under the terms of the preceding sentence) shall have their elections reduced to 12%.

            (ii)    Second, if, following the reductions described in paragraph
                    (i), the Deduction Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deduction Contributions in an amount equal to 12% of Base Compensation shall have their elections reduced to 11%.
                    If, following the


                                     - 16 -
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

                    reductions described in the preceding sentence, the Deduction Limitation Percentage is still exceeded, Highly Compensated Participants electing Compensation Deduction Contributions in an amount equal to 11% of Base Compensation (including any Highly Compensated Participants whose elections were reduced under the terms of the preceding sentence) shall have their elections reduced to 10%.

            (iii) The process set forth in paragraphs (i) and (ii) shall continue until the Average Contribution Percentage for the Highly Compensated Participants does not exceed the Deduction Limitation Percentage.

    (e) Reductions in Compensation Deferral, Supplemental Deferral and Compensation Deduction Contributions made under subsections (c) and/or (d) shall remain in effect for the remainder of the Plan Year, unless the Administrative Committee determines that changed circumstances permit an increase in any or all such Contributions. If the Administrative Committee makes such a determination, the Plan Committee shall determine the amount by which such Contributions shall be increased for the balance of the Plan Year.

    (f) If it shall be determined as a result of tests of contribution elections pursuant to subsection (c) that there shall be "excess aggregate contributions" (as defined in and determined pursuant to section 401(m)(6) of the Code) in any Plan Year, such excess aggregate contributions and all income allocable thereto shall be distributed, or, if forfeitable, forfeited, in the manner and within the time required by the said section 401(m)(6).

    (g) The Plan shall comply with the limitation on multiple use of the alternative limitation as described in section 1.401(m)-(2)(b) of the Treasury Regulations under Code section 401(m).

    2.040 CHANGES OF EMPLOYEE CONTRIBUTION ELECTIONS. A Participant may from time to time change the rate of his or her Compensation Deduction Contribution and/or his or her Compensation or Supplemental Deferral Contributions. In addition, a Participant who has an authorization in effect to make Deduction Contributions and/or has elected to have Deferral Contributions made on his or her behalf may revoke or revise such an authorization or election. Any changes, revisions or revocations described in this Section, if made by a Participant, shall be effective as soon as is reasonably possible after receipt by the Plan Administrator of his or her election.

    2.050 INVESTMENT OF CONTRIBUTIONS. In addition to the elections and authorizations with regard to the types and rates of contribution which are described above in this Article, a Participant shall elect in which Investment Funds his or her Compensation Deferral Contributions, Supplemental Deferral Contributions,


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

Compensation Deduction Contributions and Transfer Contributions are to be invested. Such investments shall be elected by the Participant among the Investment Funds in increments of five percent (5%), with the total of the elected percentage increments equalling one hundred percent (100%).

    2.060 CHANGES IN INVESTMENT ELECTIONS. A Participant may make an Investment Fund election or change any previous Investment Fund election he or she has made under Section 2.060 regarding his or her Deferral Contributions and Deduction Contributions. Such election or change of election may be made by the Participant once per calendar year quarter and shall be effective as of the last business day of the month in which the election or change of election is made.

    2.070   TRANSFER OF INVESTMENTS.

    (a) A Participant may elect once in each calendar year quarter, by giving the Company notice of such election, to have the whole or portions of the value of Units in one or more of the Investment Funds (other than Stock Fund B and the Guaranteed Return Fund), which Units are attributable to his or her Deferral, Deduction and Transfer Contributions under Section 2.020, transferred into, and then converted to Units of, one or more of the other Investment Funds (including Stock Fund B, but excluding the Guaranteed Return
            Fund). The Unit transfers and conversions described in the preceding sentence shall be effected on the first day of the calendar month immediately succeeding the month in which elected by the Participant and shall be in increments of 5% of the value of the Participant's Units in the transferring Fund(s).

    (b) In addition to the elections available under subsection (a), the following elections shall be available to eligible Participants:

            (i) A Participant who has not attained age fifty-five (55) may elect once in each calendar year, by giving the Company notice of such election, to have ten percent (10%) of the total value of all Units (or 100% of such total value, if $25.00 or less) in Stock Fund B, which are attributable to the Participant's Deferral, Deduction and/or Transfer Contributions, transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return Fund.

            (ii) A Participant who has attained age fifty-five (55), but not age sixty-five (65), may elect once in each calendar year, by giving the Company notice of such election, to have fifty percent (50%) of the total value of all Units (or 100% of such total value, if $25.00 or less) in Stock Fund B, which are attributable to the Participant's Deferral, Deduction and/or Transfer Contributions, transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return


                                     - 18 -
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

    Fund; provided, however, that the Participant may not make an election under this paragraph (ii) during the same calendar year in which an election has been made under paragraph (i).

            (iii) A Participant who is still an Employee and has attained age sixty-five (65) or a Retiree who has elected deferred distribution pursuant to Section 5.020(b) may elect once each calendar year quarter to have the total value or a portion (in 5% increments) of the total value of all Units in Stock Funds A and B, which are attributable, respectively, to (1) Company Contributions and (2) Deferral, Deduction and/or Transfer Contributions transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return Fund.

                    (A) If, as a result of an election made pursuant to this paragraph (iii), one hundred percent (100%) of the Participant's interest in Stock Fund A has been transferred to other Investment Funds, all subsequent Company Contributions, if any, made to the Participant's Company Contribution Account after the effective date of the said election shall be made in cash and shall be invested in the same manner as are the investments described in
                             Section 2.050.

                    (B) If less than one hundred percent (100%) of the Participant's interest in Stock Fund A has been so transferred, such Company Contributions shall continue to be made in the manner described in
                             Section 3.010(b).

    (c) The effective date of an election under this Section 2.070 shall be, and the value of all Units elected to be converted hereunder shall be determined as of, the first Valuation Date following the date on which such election is received by the Company. Such conversion shall be effected by the conversion of such Units into cash and the transfer of such cash to the designated Fund. Such transfer shall be effected by the Trustee on or before the Valuation Date in the second month succeeding the month in which the election was received.

    (d) All elections under this Section shall be irrevocable and shall not affect the Participant's right to exercise any other election provided by the Plan.

    (e) A Participant with Units in the Guaranteed Return Fund may elect prior to the Valuation Date upon which any contract under the Guaranteed Return Fund or any interest guarantee period under any such contract expires, to


                                     - 19 -
                                                                    absalsav.'96
    transfer and convert all or a portion of his interest under such contract to Units in the Diversified Fund, Stock Fund B, the Intermediate Term Bond Fund and/or the Fixed Income Fund or to reinvest all or a portion of his interest in the Guaranteed Return Fund contract currently offered at that time. Such conversion or reinvestment shall be effected in increments of 5%, but totalling 100% of his interest and shall be based upon the value of Units in the respective Funds as of the later of the date of such expiration or the Valuation Date immediately preceding the transfer of funds. The interest under a Guaranteed Return Fund contract of a Participant who does not make an election under this subsection shall be invested in the Guaranteed Return Fund contract currently offered at that time.


                                     - 20 -
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

ARTICLE III    COMPANY CONTRIBUTIONS

    3.010 MATCHING AMOUNTS. The Company shall contribute to the Trust Fund on a monthly basis and out of its current or accumulated earnings and profits, but not otherwise, as Company Contributions such amount, on such basis and in such manner and form as is set forth below:

    (a) Each Company Contribution shall be in the form of a matching contribution and shall be equal to such percentage of a Participant's Compensation Deferral Contributions and Compensation Deduction Contribution as shall be computed pursuant to the provisions of paragraphs (i) and (ii):

            (i) Subject to the adjustments and limitations described in paragraphs (ii) and (iii) of this subsection (a), the matching contribution with respect to a Participant's Compensation Deferral and Compensation Deduction Contributions shall be equal to the applicable percentage set forth in the schedule found below, based upon growth in Consolidated Net Sales, using the year-to-date Consolidated Net Sales figures for the previous fiscal quarter and comparing the said figures to the year-to-date Consolidated Net Sales figures for the corresponding period in the prior fiscal year:

                           CONSOLIDATED NET                               MATCH
                            SALES INCREASE                              PERCENTAGE
                           ----------------                             ----------
                           Less than 6%                                      50%
                           At least 6% but less than 8%                    66-2/3%
                           At least 8% but less than 10%                   83-1/3%
                           10% or greater                                    100%

            (ii) In determining the applicable matching contribution percentage under paragraph (i) above, the Consolidated Net Sales figures shall be adjusted, if circumstances should so require, to reflect:

                    (A) net sales of any stand-alone business which is associated with Rockwell Automation and which is acquired by the Company or Rockwell during the current fiscal year or the previous fiscal year, or

                    (B) net sales of any divested stand-alone Rockwell Automation business which was sold during the current fiscal year or the previous fiscal year.

            (iii) Company Contributions shall not exceed an amount equal to 6% of a Participant's Base Compensation. No Company Contributions shall be made with respect Supplemental Deferral Contributions and Transfer Contributions.


                                     - 21 -
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


    (b) Except as provided in Section 2.070(b)(iii), contributions by the Company may, at the option of the Board of Directors, be in the form of any combination of Common Stock and cash. The Company's Common Stock shall be valued at the closing price reflected on the New York Stock Exchange--Composite Transactions listing on the Valuation Date immediately preceding the date on which the contribution is made.

    (c) The Company shall notify the Plan Administrator no later than fifteen (15) days in advance, if the form of contributions to be made for any month will be changed from that of the immediately preceding month.

    3.020 APPLICATION OF FORFEITURES. Amounts which have been forfeited in accordance with the provisions of this Plan shall be applied to reduce subsequent Company Contributions required hereunder. If the Plan should be terminated, any amount not previously so applied shall be credited ratably to the Accounts of all Participants in proportion to the amounts of Company Contributions credited to their respective Accounts during the most recent Plan Year.


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

ARTICLE IV    MAINTENANCE AND VALUATION OF ACCOUNTS

    4.010 PARTICIPANT'S ACCOUNTS. Separate Deferral, Deduction and Rollover Accounts shall be established and maintained by the Trustee (or by such other person or persons as the Plan Committee shall designate) to represent all amounts (if any), adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Compensation Deferral, Supplemental Deferral, Compensation Deduction and Transfer Contributions (as well as rollovers described in Section 2.028). In addition, the Trustee (or by such other person or persons as the Plan Committee shall designate) shall establish and maintain a Company Contribution Account to represent the value of Company Contributions, as adjusted for gains or losses. Such separate Accounts shall contain sufficient information to permit a determination of the dollar balance of such Participant's Accounts at any time, in accordance with the Unit valuation procedures described in Section 4.020 through 4.040. Such separate Accounts shall also contain sufficient information to permit, with respect to Stock Fund A and Stock Fund B, a determination of the number of Common Units in the Participant's Accounts.

    4.020   CREDITING OF UNITS TO ACCOUNTS.

    (a) The interest of each Participant in the Investment Funds and in Stock Fund A (including that part of the Diversified Fund or the Fixed Income Fund resulting from Company Contributions) shall be represented by Units allocated to his or her Accounts. The value of each Unit shall be One Dollar ($1.00) for the contributions deposited on behalf of each Participant prior to the first Valuation Date following the effective date of the particular Investment Fund.

    (b) Each contribution on behalf of a Participant to, or payment made to a Participant from, an Investment Fund or Stock Fund A shall result in a credit or charge to the Account representing his or her interest in the said Fund or contract under his or her Company Contribution Account, Deferral Accounts, Deduction Account and Rollover Account, as applicable, and shall be equal to the number of Units contributed or paid as the case may be.

    (c) Dividends on Common Stock held in Stock Fund A and Stock Fund B shall result in an appropriate increase in the Unit values of the said Funds.

    4.030 UNIT VALUATIONS. Except as otherwise provided in Section 4.020, as of each Valuation Date, an amount equal to the fair market value of all property in the Funds (other than dividends received which are attributable to whole shares of Common Stock which were or are to be transferred to Participants subsequent to the record date for such dividend) or under a contract, in the case of the Guaranteed Return Fund, shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount shall be divided by the total number of Units credited to all the Participants in the Fund or under the contract concerned on the particular Valuation Date, thereby establishing a new Unit value. With respect to each Fund, each contribution or other payment thereto or payment therefrom after such Valuation Date and prior to or on the next Valuation Date shall be converted to Units (in the cases of


                                     - 23 -
                                                                    absalsav.'96

Stock Fund A and Stock Fund B, to Common Units) by dividing such new Unit value into the amount of such contribution or payment, and the individual Account of each affected Participant representing his or her interest in the Fund or contract under his or her Company Contribution Account, Deferral Accounts, Deduction Account and Rollover Account, as applicable, shall be credited or charged, as the case may be, with the portion of the number of Units so attributable to such Participant. The value of each contract under the Guaranteed Return Fund shall be equal to the principal amount held in such Fund plus accrued interest.

    4.040 BALANCE OF PARTICIPANT'S ACCOUNTS. As of any specified date, the dollar balance of the Accounts of each Participant representing the interest of each Participant in each Fund or contract under his or her Company Contribution Account, Deferral Accounts, Deduction Account and Rollover Account, as applicable, shall be determined by multiplying the number of Units in his or her current balance by the Unit value as of the last preceding Valuation Date in accordance with the foregoing and adding to the resulting dollar balance the amount of contributions made with respect to such Account since the last valuation date for which Units have not yet been credited. Only those contributions actually received by the Trustee will be considered in making valuations and determining Account balances.

    4.050 STATEMENTS OF PARTICIPANTS. After the end of each calendar year or more frequently as the Plan Administrator shall determine, the Plan Administrator (or if the Plan Administrator shall so determine, the Trustee) shall forward by mail to each Participant a statement, in such form as the Plan Administrator shall determine, setting forth pertinent information relative to each Participant's Accounts. Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the mailing thereof to the Participant.


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

ARTICLE V    BENEFITS PAYABLE UPON TERMINATING EMPLOYMENT

    5.010   VESTING.

    (a) Each Participant shall at all times be fully vested in his or her Deferral Accounts and Deduction Account and, if applicable, in his or her Rollover Account. In addition, a Participant who attains age sixty-five (65) while still an Employee, shall at all times thereafter be fully vested in his or her Company Contribution Account.

    (b) With respect to the interest of a Participant who terminates employment with all Affiliated Companies prior to attaining age sixty-five (65), vesting of his or her Company Contribution Account shall be in accordance with the following schedule:

                       Years of
                    Vesting Service            Vested Interest
                    ---------------            ---------------
                           1                         20%
                           2                         40%
                           3                         60%
                           4                         80%
                           5                        100%

    (c) This subsection (c) shall be applicable to any non-vested portion of a Participant's Company Contribution Account at the time of his or her termination of employment.

            (i) If a Participant has an Employment Severance Date prior to attaining age sixty-five (65) and has a Break in Service which extends for a period of five (5) or more years immediately following such Employment Severance Date, the non-vested portion of the Participant's Company Contribution Account shall be forfeited upon the expiration of such five-year period.

            (ii) Subject to paragraph (iii) below, if a Participant has an Employment Severance Date prior to attaining age sixty-five
                    (65) and receives a distribution from his or her Compensation Deduction Account pursuant to Section 5.040(a), the non-vested portion of the Participant's Company Contribution Account attributable thereto shall be forfeited at the time such distribution is made.

            (iii)   Certain forfeitures described in the preceding paragraph
                    (ii) may be restored as follows:


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

                    (A) If a Participant is reemployed prior to incurring a Break in Service of five (5) years and makes a cash repayment to the Plan of the amounts which were distributed from his or her Compensation Deduction Account within five (5) years after his or her Reemployment Date, the forfeited portion shall be restored to his or her Company Contribution Account.

                    (B) Such forfeiture restoration shall be accomplished in the manner set forth in Section 4.040 by reference to the Units in his or her Compensation Deduction Account on his or her Employment Severance Date and the value of those Units on the Valuation Date coinciding with or immediately preceding the said Severance Date.

                    (C) The amount, which shall not reflect interest, of the repayment described in subparagraph (A) shall be credited to the Participant's Compensation Deduction Account and shall be allocated to the Investment Funds (including any contract accounts under the Guaranteed Return Fund) in the same proportion that the Participant's Deduction and Deferral Contributions under the Plan are then currently being made to the Investment Funds.

                    (D) The non-vested portion of the Participant's Company Contribution Account restored pursuant to this paragraph (iii) shall subsequently vest as provided in Section 5.010.

            (iv) A Participant who terminates employment with all Affiliated Companies and is subsequently reemployed by an Affiliated Company at any time following his or her termination of employment shall in all cases be credited with his or her Vesting Service both prior to such termination of employment and following his or her reemployment for purposes of determining his or her vested interest in his or her Company Contribution Account under Section 5.010(b).

            (v) For the purposes of this Section, in the case of an Employee who is absent from work by reason of a Maternity or Paternity Leave, the five (5) year Break in Service period shall not be deemed to


                                     - 26 -
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

    have commenced until the earlier of the date on which he or she terminates employment by reason of his or her retirement, death, voluntary quit or discharge or the second anniversary date of the commencement of his or her Maternity or Paternity Leave.

    5.020   RETIREMENT, DEATH, LAYOFF, ETC.

    (a)     Upon the occurrence of a Participant's:

            (i)     Retirement,

            (ii)    Death, or

            (iii) termination of employment because of inability to meet Company medical standards,

                    all of the Units in the Participant's Company Contribution Account shall become fully vested and nonforfeitable.

    (b)     Subject to the provisions of Section 5.050:

            (i) As soon as is practicable after the occurrence of an event described subsection (a), but not later than sixty (60) days after the end of the Plan Year in which the event shall have occurred, a Participant or Beneficiary, in the case of death, shall receive all amounts described in paragraph (ii). In the case, however, of Retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may nevertheless elect at any time prior to the effective date of the Retirement to remain in the Plan without any further contributions and may elect to defer the Retirement distribution to a later date, which date shall not be later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2). Distributions to such Participants shall be made pursuant to the terms of Sections 5.025 and 5.030 of this Article.

            (ii) The amounts which a Participant or Beneficiary (in the case of the Participant's death) shall be entitled to receive hereunder shall be as follows:

                    (A) Except with respect to Stock Fund A and Stock Fund B, the Participant shall receive the full dollar balance of his or her Accounts in such Funds.
                             Such balance shall be


                                     - 27 -
                                                                    absalsav.'96
                             determined in the manner provided by Section
                             4.040, by reference to the value of Units in such Participant's Accounts on the Valuation Date coinciding with or immediately preceding:

                             (1)       the date of the Participant's
                                       Retirement, Layoff or termination; or

                             (2) in the case of the Participant's death or disability, the date all documentation necessary to effect distribution from the Plan is received by the Plan Administrator.

                    (B) With respect to Stock Fund A and Stock Fund B, the dollar balances in a Participant's Accounts in such Funds as of the Valuation Date coinciding with or immediately preceding:

                             (1) the Participant's Retirement, Layoff or termination; or

                             (2) in the case of the Participant's death or disability, the date all documentation necessary to effect distribution from the Plan is received by the Plan Administrator,

                             (such balances to be determined in the manner provided by Section 4.040 separately by reference to the Common Units in the Participant's Account on such Valuation Date and the respective Unit values on such Valuation Date) shall be applied to Common Stock, to the extent attributable to Common Units. The Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation
                             Date) with the portion of such dollar balance attributable to the Common Units in his or her Account. The Participant shall be paid in cash the dollar amounts remaining in his or her Accounts in Stock Fund A and Stock Fund B after reduction of each such


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

    Account by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock distributed to him or her as described in this subparagraph (B) and the dollar value of any contributions to Stock Fund A and Stock Fund B in respect of such Participant between such Valuation Date and the date of such Retirement, death, Layoff or termination.

    (c) Notwithstanding the provisions of subsections (a) and (b), if a Participant attains age seventy and one-half (70-1/2) while still an Employee, distribution to the Participant of the amounts described in subsection (b)(ii) of this Section 5.020 shall be made or commence to be made pursuant to the provisions, as applicable, of Section 5.025 or 5.030 not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2).

    5.025 FORM OF DISTRIBUTIONS TO PARTICIPANTS. Subject to the special distribution provisions set forth in Section 5.030 of this Article:

    (a) Any Participant who is eligible for and wishes to receive a Retirement distribution under Section 5.020(b) shall make an election concerning the form of distribution and shall provide such election to the Plan Administrator prior to Retirement.

            (i) The form of distributions elected hereunder shall be with reference to the amounts described in subsection (b)(ii) of
                    Section 5.020 and shall be either:

                    (A)      a lump sum payment; or

                    (B) ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant's Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment shall be made as soon as is practicable after the effective date of the Participant's election, with subsequent payments during the elected installment payment period to be made as of the anniversary date of the said initial installment payment.


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


            (ii) Notwithstanding the above, in the event that no election concerning the form of Retirement distribution has been received by the Plan Administrator from a Retiree by the end of the calendar year in which the Retiree has attained age seventy and one-half (70-1/2), the said Retirement distribution shall be in the form of lump sum payment.

            (iii) If a Retiree who had previously elected and commenced receipt of installment payments pursuant to paragraph
                    (i)(2) returns to employment with the Company or an Affiliated Company (other than as a member of the Company's flexible work force), such installment payments shall be suspended until the Retiree's subsequent Retirement, at which time he or she shall be permitted again to make the election described therein, subject to the provisions of this Section 5.025.

    (b) A Participant who is still an Employee and has attained age seventy and one-half (70-1/2) and is, therefore, required to commence distribution pursuant to the terms of Section 5.020(c), shall receive or commence to receive the value of his or her Accounts no later than April 1 of the calendar year following the calendar year in which the Participant has attained the said age. Distributions under this subsection (b) shall be over the period of the Participant's life expectancy (pursuant to the terms of section 401(a)(9) of the Code). Upon the Participant's subsequent Retirement, the Participant shall be entitled to make the election provided for in the preceding subsection (a) with respect to the balance of the Participant's account at that time.

    (c) A Participant who had previously elected the form of distribution described in subsection (a)(ii) or who had commenced receiving payments from his or her Accounts over his or her life expectancy under subsection (b) shall be permitted to revoke such election at a later date, in the case of the distribution under subsection
            (a)(i), and, in either case, accelerate receipt of the distribution by electing distribution of the remaining Account balances in a lump sum payment.

    5.030 SPECIAL DISTRIBUTION PROVISION FOR PRE-10/1/95 ACCOUNT BALANCES. With respect to amounts contributed to this Plan by Participants, the Company or any Affiliated Company prior to October 1, 1995, the following special annuity provisions shall be applicable, in addition to the distribution methods set forth in Section 5.025, in the case of Participants to whom amounts are payable by reason of Retirement:

    (a)     The optional forms of special annuity benefits are as follows:

            (i) A monthly benefit payable to the Participant during the Participant's lifetime.


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

            (ii) A reduced monthly benefit payable during the lifetime of the Participant with 50% of such monthly benefit payable after the Participant's death to the spouse named at the time the option is elected, until the death of the spouse.

    (b) Absent any election to the contrary hereunder, it shall be assumed by the Plan Administrator:

            (i) in the case of a Participant who does not have a spouse on the distribution date, that the Participant elected the lump sum payment described in Section 5.025(a)(i)(A) above; and

            (ii) in the case of a Participant who does have a spouse on the distribution date, that the Participant elected the contingent annuity described in paragraph (a)(ii) with the spouse as contingent annuitant;

    (c) The annuities available hereunder shall be acquired on a sex-neutral basis and shall be provided by applying the Participant's account balance to purchase a single-premium nontransferable annuity contract from a legal reserve life insurance company as selected by the Plan Administrator.

    (d) A Participant who is still an Employee and has attained age seventy and one-half (70-1/2) and is, therefore, required to commence distribution pursuant to the terms of Section 5.020(c), shall receive or commence to receive the value of his or her Accounts no later than April 1 of the calendar year following the calendar year in which the Participant has attained the said age. Absent any election to the contrary and with respect only to balances attributable to contributions of the Participant, the Company or an Affiliated Company made prior to October 1, 1995:

            (i) in the case of a Participant who does not have a spouse on the distribution date, distribution to the Participant will be in the form of a lump sum payment, as described in
                    Section 5.025(a)(i)(A) above; and

            (ii) in the case of a Participant who does have a spouse on the distribution date, distribution will be made in the form of the contingent annuity described in paragraph (a)(ii) with the spouse as contingent annuitant.

            Upon the Participant's subsequent Retirement, the Participant shall be entitled to make the election provided for in subsection (a) with respect to the said balances of the Participant's Account at that time.

Amounts contributed by Participants, the Company or any Affiliated Company after September 30, 1995 shall not be subject to this Section, but shall rather be subject solely


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

to the distribution provisions of Section 5.025 of this Article. Furthermore, if the aggregate value of a Participant's Accounts (including amounts attributable to contributions made prior to and following September 30, 1995) at the time of the Participant's Retirement or death is less than or equal to Three Thousand Five Hundred Dollars ($3,500), the said Accounts shall be distributed to the Participant or, when applicable, the Participant's Beneficiary in the form of a lump sum payment.

    5.035   EMPLOYEES OF DIVESTED COMPONENTS.

    (a) Subject to the provisions of Section 5.050, any Participant who is employed by a Divested Component immediately prior to its divestiture and who does not continue employment with the Divested Component shall have his or her Accounts distributed to him or her by the Trustee in the manner provided in Sections 5.020 and 5.025.

    (b) Any Participant who immediately prior to its divestiture is employed by a Divested Component and who continues employment with the Divested Component, shall become fully vested in all of the Units in his or her Company Contribution Account. Subject to the provisions of Section 5.050, the Accounts of such Participant shall be distributable in the manner provided in Sections 5.020 and 5.025 or transferred by the Trustee to the trustee or other funding agent of any appropriate plan established or otherwise maintained by the acquiror of the said Divested Component in such a manner as to ensure that no portion of the Accounts of any Participant transferred hereunder shall be subject to forfeiture.

    5.040 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Subject to the provisions of Section 5.050, if a Participant's employment is terminated for any reason other than those set forth in Sections 5.020, 5.035 and 8.020(a), the Participant shall receive the following as soon as practicable:

    (a) With respect to the Investment Funds (other than Stock Fund B), the full dollar balance of his or her Accounts in such Funds. Such balance shall be determined, in the manner provided in Section 4.040, by reference to the Units in such Participant Accounts on the date of such termination and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

    (b) With respect to Stock Fund B the dollar balance or balances in such Participant's Accounts in such Fund, and with respect to Stock Fund A the vested portion of the dollar balance or balances in such Participant's Accounts in such Fund, both as of the Valuation Date immediately preceding such termination (such balance or balances to be determined in the manner provided by Section 4.040 separately by reference to the Common Units in such Participant's Account on such Valuation Date and the value of each such Unit on such Valuation
            Date) shall each be applied to Common Stock to the


                                     - 32 -
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

    extent attributable to Common Units. With respect to each such fund, the Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with such dollar balance (in the case of Stock Fund A, the vested portion of such dollar balance) attributable to the Common Units in his or her Account in such fund. The Participant shall be paid in cash the dollar amount remaining in his or her Account in Stock Fund B and in the vested portion of his or her Account in Stock Fund A after reduction by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock distributed to him or her as described in this subsection (b).

    5.050 PARTICIPANT'S CONSENT TO DISTRIBUTION OF BENEFITS. Notwithstanding any other provisions of the Plan, if the aggregate value of the vested portion of a Participant's Accounts is in excess of Three Thousand Five Hundred Dollars ($3,500) and the Participant has not attained age seventy and one-half (70-1/2) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan shall be made, unless the Plan Administrator shall first have obtained the Participant's written consent thereto.

    (a) In the event such written consent is not so obtained, the vested portion of the Participant's Accounts shall be retained by the Plan and shall be maintained and valued in accordance with Article IV. Distribution of the Participant's Accounts pursuant to this Section shall be made following the date on which the Participant's written consent to such distribution is obtained by the Plan Administrator or, if earlier, the date on which the Participant attains age seventy and one-half (70-1/2) or dies, in the same manner as if the Participant had terminated employment on such date. If the Participant is reemployed as an Employee prior to the date on which such written consent is received by the Plan Administrator, the Participant shall not have any further right to receive a distribution of benefits as a result of his or her prior termination of employment. Under no circumstances shall a Participant have any right to withdraw any portion of the balance of his or her Accounts under Article VI prior to the date of distribution of benefits.

    (b) With respect to amounts contributed to this Plan by Participants, the Company or any Affiliated Company prior to October 1, 1995, no later than April 1 of each year thereafter, each Participant who attains age 70-1/2 during the preceding calendar year shall commence receipt of monthly income pursuant to the provisions of retroactive to the preceding January 1 based on his Earnings and Credited Service determined as of the immediately preceding December 31. If the Participant is married at the time monthly income


                                     - 33 -
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

    commences, such monthly income shall be payable in the form described in
    Section 8.020(c)(ii). If the Participant is not married at the time monthly income commences, such monthly income shall be payable in the form of equal monthly installments for life as described in Section 8.010. The Participant shall not have the right to elect alternative forms of payment to those provided in this subsection (b) until such time as he or she terminates employment with the Group. In the event of a change in the Participant's marital status prior to his termination of active employment with the Group, his monthly income shall be automatically converted to the payment form described above which is appropriate for his new status.

    (c) Distributions pursuant to this Section shall not affect any existing elections by such Participants to continue making contributions to the Plan nor the Company's obligation to continue to make matching Company Contributions pursuant to Article III of the Plan, all of which shall be invested in accordance with the provisions of Article II.

    5.060 TRANSFER OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN. If a Participant, a Participant's spouse entitled to distribution pursuant to
Article IX, in the case of a Participant's death, or a former spouse entitled to distribution pursuant to Section 11.140 shall so request in writing, the Plan Administrator shall cause all or a portion of the amounts (including shares of Common Stock) with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request shall be made, in the case of a Participant, at the time his or her consent to such distribution shall be given to the Plan Administrator pursuant to Section 5.050, or at such later date as the Plan Administrator shall permit, or, in the case of the Participant's spouse or former spouse, at such time as the Plan Administrator shall determine. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article V.

    5.070 VALUATION DATES FOR DOMESTIC RELATIONS ORDERS. Notwithstanding any other provision of this Article V or of Article VI, in the event that the Plan Administrator shall determine that a distribution or a withdrawal of a Participant's Account pursuant to this Article V or Article VI has been delayed as a result of a pending or threatened domestic relations order, the Valuation Date immediately preceding the date on which such withdrawal or distribution is approved by the Plan Administrator pursuant to such order shall be substituted for the Valuation Date which would otherwise be applicable to such withdrawal or distribution.


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

ARTICLE VI    IN-SERVICE WITHDRAWALS AND LOANS

    6.010   WITHDRAWALS FROM ACCOUNTS BY PARTICIPANTS UNDER AGE 59-1/2.

    (a) Subject to Sections 6.040 and 6.050, a Participant who has not yet attained age fifty-nine and one-half (59-1/2) may elect while still employed to withdraw certain amounts from his or her Accounts. As soon as practicable after the Company's receipt of such an election, there shall be paid or transferred to such Participant cash and, if applicable, stock from his or her Accounts in the following order:

            (i) first, from that portion of the Compensation Deduction Account, which is attributable to Compensation Deduction Contributions made prior to January 1, 1987;

            (ii)    second, from the Rollover Account;

            (iii) third, from that portion of the Compensation Deduction Account, which is attributable to Compensation Deduction Contributions made after December 31, 1986;

            (iv) fourth, from that portion (if 100% vested) of the Company Contribution Account, which is attributable to Compensation Deduction Contributions;

            (v)     fifth, from the Supplemental Deferral Account; and

            (vi)    sixth, from the Compensation Deferral Account.

    (b) Withdrawals pursuant to paragraph (iii) of subsection (a) shall be subject to the suspension provisions of Section 8.020(d) and to the forfeiture provisions and withdrawal limitations of Section 6.030.

    (c) A Participant shall be permitted to withdraw from his or her Supplemental and Compensation Deferral Accounts, as described in paragraphs (v) and (vi) of subsection (a), only upon providing adequate evidence of a hardship, as provided in Section 6.050 and such a hardship withdrawal shall be governed by the provisions of that Section.

    (d) The portion of the Employee's Company Contributions Account which is attributable to Compensation Deferral Contributions shall not be available for withdrawal prior to the Employee's attainment of age fifty-nine and one-half (59-1/2).


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

    (e) In determining withdrawal amounts, the value of available Units in the Participant's Accounts shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the election.

    6.020   WITHDRAWAL FROM ACCOUNTS BY PARTICIPANTS OVER AGE 59-1/2.

    (a) A Participant who has attained age fifty-nine and one-half (59-1/2) while still employed by the Company may elect to withdraw any or all vested amounts from his or her Accounts. A Participant making such an election shall receive the amount of cash or, if applicable, stock to be withdrawn from his or her Accounts in the following order:

            (i) first, from that portion of the Compensation Deduction Account, which is attributable to Compensation Deduction Contributions made prior to January 1, 1987;

            (ii)    second, from the Rollover Account;

            (iii) third, from that portion of the Compensation Deduction Account, which is attributable to Compensation Deduction Contributions made after December 31, 1986;

            (iv)    fourth, from the Supplemental Deferral Account;

            (v)     fifth, from the Compensation Deferral Account;

            (vi) sixth, from that portion (if 100% vested) of the Company Contribution Account, which is attributable to Compensation Deduction Contributions; and

            (vii) seventh, from that portion (if vested) of his or her Company Contributions Account, which is attributable to Compensation Deferral Contributions.

    (b) Withdrawals under paragraphs (iii) and (v) of subsection (a) shall be subject to the forfeiture provisions of Section 6.030, if the Units in the Employee's Company Contributions Account are not fully vested pursuant to the provisions of Section 5.010.

    (c) Withdrawals pursuant to this Section 6.020 shall not be subject to the suspension provisions of Section 8.020(d) or to the withdrawal limitations of Section 6.030(d).

    (d) In determining the distribution amounts, the value of available Units in the Participant's Accounts shall be determined as of the Valuation Date coinciding with or immediately preceding the date of the election.


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


    6.030   FORFEITURES AND LIMITATION ON WITHDRAWALS.

    (a) When applicable, any non-vested portion of a Participant's Company Contributions Account associated with a withdrawal from his or her Compensation Deduction Account shall be forfeited at the time of such withdrawal.

            (i) The forfeitable Units, if any, of a Participant's Company Contributions Account which are attributable to Compensation Deduction Contributions shall be determined by multiplying the dollar balance of the Participant's Company Contributions Account by a fraction, the numerator of which is equal to the dollar value of the Compensation Deduction Contributions which were withdrawn by the Participant and the denominator of which is the total dollar value of the Participant's Compensation Deduction Account (both such dollar values to be determined as of the last Valuation Date preceding the date of withdrawal).

            (ii) An Employee who has suffered a forfeiture described in this subsection (a) may elect to restore his or her interest in the Plan by making a cash repayment to the Plan in the amount and in the manner described in subsections (b) and
                    (c).

    (b) In order to restore a forfeiture described in subsection (a), a repayment of the amount withdrawn by the Employee from his or her Compensation Deduction Account must be made within sixty (60) months after such withdrawal. For purposes of this subsection (b), the amount distributed to an Employee means the sum of the cash distributed to such Employee plus the dollar value of the Common Stock and any Class A Stock distributed to such Employee, determined at the closing price for Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on the Valuation Date applicable to the distribution or withdrawal (or if such Valuation Date falls on a date on which, for any reason, there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date). Such amount shall not be increased to reflect interest.

    (c) As soon as practicable after an Employee makes a repayment described in subsection (b), there shall be credited to the Employee's Company Contributions Account the dollar amount of any amounts forfeited as a result of the withdrawals. The amount repaid under this subsection (c) shall be credited to the Employee's Compensation Deduction Account and shall be allocated to the Investment Funds (including any contract accounts under the Guaranteed Return Fund) in the same proportion that the Participant's Deduction and Deferral Contributions under the Plan are then currently being made to the Investment Funds. The previously forfeited amount which is credited under this subsection shall subsequently vest as provided in Section 5.010.


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


    (d) Withdrawals shall be in a minimum amount of $100. An Employee who has not yet attained age fifty-nine and one-half (59-1/2) may not make a request for a partial withdrawal within twenty-six (26) weeks of any prior request for a partial withdrawal; provided, however, that this limitation upon the ability of such Employee to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of Section 6.040) within twenty-six (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Employee resulting from the effects of the said condition.

    6.040   ALLOCATION OF WITHDRAWALS AMONG INVESTMENT AND STOCK FUNDS.

    (a) Withdrawals shall be taken from the Employee's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of the said Accounts.

    (b) Notwithstanding the above subsection (a), an Employee may elect to have any such withdrawal taken:

            (i) first from the Employee's Account in Stock Fund B, with any additional withdrawal amount to be taken on a pro rata basis from the Employee's Accounts in the remaining Investment Funds; or

            (ii) first on a pro rata basis from the Investment Funds other than Stock Fund B, with any additional withdrawal amount to then be taken from the Employee's Account in Stock Fund B.

    6.050   HARDSHIP WITHDRAWALS FROM DEFERRAL ACCOUNTS.

    (a) Subject to any restrictions the Plan Committee may establish pursuant to Section 6.040, an Employee who has not attained age fifty-nine and one-half (59-1/2) may request approval of the Administrative Committee to withdraw some or all of the Units of his or her Deferral Accounts, if the Employee demonstrates that the withdrawal is required as a result of a hardship and for payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such withdrawal.

            (i) For the purposes of this subsection (a) the term "hardship" shall mean an immediate and heavy financial need of the Employee for which the amount required is not reasonably available to the Employee from other sources and which arises for one of the following reasons:


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                                                                    absalsav.'96

                    (A) the purchase (excluding mortgage payments) or construction of a principal residence for the Employee, or to prevent eviction from, or foreclosure on the mortgage on, the Employee's principal residence;

                    (B)      the incurring of obligations for

                             (1) tuition, related educational fees and room and board expenses for post-secondary education for the Employee, his or her spouse or one or more of his or her children or other dependents (as defined in section 152 of the Code) to be incurred during the twelve (12) month period immediately following the date of his or her request for distribution; or

                             (2) expenses not covered by insurance which either have been previously incurred by the Employee for, or are necessary in order for the Employee to obtain, medical care (as described in section 213(d) of the Code) for the Employee, the Employee's spouse or one or more of his or her dependents (as defined in section 152 of the Code);

                    (C) any other reason which is permitted under section 401(k)(2)(B)(i)(IV) of the Code and is approved by the Administrative Committee.

            (ii) Any determination of the existence of hardship, the reasonable availability to the Employee of funds from other sources and the amount to be withdrawn on account of such hardship shall be made by the Administrative Committee on the basis of all relevant facts and circumstances and in accordance with the foregoing rules, as applied in a uniform and nondiscriminatory manner. In making such determination, the Administrative Committee may, if it is reasonable to do so in the light of all relevant and known facts and circumstances, rely on the Employee's representation that the hardship cannot be relieved:

                    (A) through reimbursement or compensation by insurance or otherwise;


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                                                                    absalsav.'96

                    (B) by reasonable liquidation of the Employee's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

                    (C) by suspension of Compensation Deferral or Compensation Deduction Contributions; or

                    (D) by other distributions (other than hardship distributions) or loans (which meet the requirements of section 72(p) of the Code) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

    (b) Withdrawals pursuant to subsection (a) shall not result in the forfeiture of a Participant's interest in his or her Company Contribution Account.

    (c) Withdrawals pursuant to subsection (a) shall be taken from the Participant's Investment Fund Accounts, as elected by the Participant, either:

            (i) first from his or her Account in Stock Fund B, with any additional withdrawal amount to be taken on a pro rata basis from the Employee's Accounts in the remaining Investment Funds; or

            (ii) first on a pro rata basis from the Investment Funds other than Stock Fund B, with any additional withdrawal amount to then be taken from his or her Account in Stock Fund B.

            Any withdrawal from the Participant's Accounts in the Guaranteed Return Fund shall be taken in reverse sequence by withdrawing amounts from the Fund's Account's in the contracts on a last-in first-out basis.

    (d) Withdrawals (including those from Stock Fund B) shall be in cash and for a minimum amount of $100. An Employee may not make a request for partial withdrawal within twenty-six (26) weeks of any prior request for partial withdrawal; provided, however, that this limitation upon the ability of an Employee to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of subsection (a) of this Section) within twenty-six
            (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Employee resulting from the effects of the said condition.


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6.060   TRANSFERS TO CERTAIN AFFILIATED COMPANY PLANS.  A Participant who
though remaining an Employee is no longer an Eligible Employee may, if the said Participant's continuing employment is in an hourly position with the Company or in a salaried position with Rockwell or Reliance Electric Company, elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to the said Participant's Accounts in this Plan transferred to the applicable qualified individual account plan of Allen-Bradley Company, the Rockwell International Corporation Savings Plan or the Reliance Electric Company Savings and Investment Plan, as the case may be; provided, however, that such transferred amount shall consist of and be limited to:

    (a) cash, in the case of amounts attributable to the Participant's interest in Investment Funds other than Stock Fund B;

    (b) Common Stock, in the case of amounts attributable to the Participant's interest, if any, in Stock Fund B and in Stock Fund A; and

    (c) in the case of a Participant to whom a loan has been made pursuant to Section 6.070, the Participant's loan.

    6.070 LOANS. The Plan Committee shall establish, and may from time to time modify, procedures pursuant to which any Employee or other "party in interest" (as defined in ERISA section 3(14)) may apply for and receive a loan from the Plan in an amount not exceeding the least of (a), (b), (c) or (d):

    (a) the aggregate of the balances in the borrower's Deferral and Deduction Accounts;

    (b) an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of

            (i) the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

            (ii) the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

    (c) one-half (1/2) of the aggregate of the fully vested and nonforfeitable interests in the balances of the borrower's Accounts; or

    (d) such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Committee shall determine.


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

    In addition to the above limitation, no such Employee or other party in interest shall be permitted to have more than a single loan outstanding from this Plan and all other plans sponsored by the Company and Affiliated Companies at any one time.

    All such loans shall be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and shall be governed by the provisions of Appendix A, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

    6.060 TRANSFERS TO ELIGIBLE RETIREMENT PLANS. If a Participant entitled to a distribution or withdrawal under this Article VI, shall so request in writing at the time his or her election to receive such distribution or withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator shall cause all or a portion of the amounts (including shares of Common Stock) with respect to which the Participant would be taxable under section 402 of the Code to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer the Plan Administrator shall require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this
Article VI.

ARTICLE VII    [RESERVED]


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

ARTICLE VIII    SUSPENSION OF SAVINGS AND CONTRIBUTIONS

    8.010   VOLUNTARY SUSPENSION.

    (a) A Participant may at any time elect to have contributions suspended until further notice. Suspension shall become effective as soon as possible following the said election.

    (b) Subject to Section 2.010, a Participant who has elected to have contributions suspended, may elect to have contributions resumed, effective as soon as is reasonably possible following such election.

    8.020 INVOLUNTARY SUSPENSION. A Participant's Compensation and Supplemental Deferral Contributions and/or Compensation Deduction Contributions shall be involuntarily suspended whenever:

    (a) no payment of Base Compensation is made by the Company to the Participant or, in the case of a Deduction Contribution, the amount payable after all applicable withholdings and deductions required by law or the Company is less than the applicable Deduction Contribution;

    (b) payroll deduction for Compensation Deduction Contributions under the Plan would be contrary to law;

    (c) the Participant is not an Eligible Employee of an Affiliated Company or of a component of the Company to which the benefits of the Plan have been extended; or

    (d) the Participant receives a distribution under Section 6.010(a)(iv) of Company Contributions Account Units which are attributable to his Compensation Deduction Contributions; provided, however, that the previously suspended Contributions shall resume following the completion of the twenty-six (26) week period beginning on the date of such distribution upon the Participant so affirmatively electing.

    8.030 GENERAL PROVISIONS APPLICABLE TO SUSPENSIONS. Suspensions of a Participant's Deferral or Deduction Contributions, whether voluntary or involuntary, shall not affect his or her benefit and withdrawal rights under Articles V and VI of the Plan, but Company contributions on his or her behalf shall be similarly suspended. A Participant may not make up suspended Deferral or Deduction Contributions.


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

ARTICLE IX    DESIGNATION OF AND PAYMENT TO A BENEFICIARY

    9.010 DESIGNATION OF A BENEFICIARY. Subject to the provisions of Section 1.070:

    (a) If a Participant dies, payment of the benefits provided under this Plan shall be made to such person or persons as he or she has designated as his or her Beneficiary to receive such benefits in the event of his or her death.

    (b) A Participant may change his or her designation of Beneficiary at any time by filing with the Plan Administrator (or such other person as is designated by the Plan Administrator) a request for such change. Such change shall become effective only upon receipt of the request by the Plan Administrator (or such other person as is designated by the Plan Administrator) but upon such receipt the change shall relate back to and take effect as of the date the Participant signed such request; provided, however, that neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable for any payment made to the Beneficiary designated before receipt of such request.

    (c) If no designation is effective pursuant to this Article or if the Plan Administrator or Trustee shall have any doubt as to the right of any Beneficiary or if the Beneficiary shall predecease the Participant, the amount of such benefits may be paid to the estate of the Participant, in which event neither the Company, the Trustee, the Plan Committee, the Plan Administrator, any other named or unnamed fiduciary, nor the Trust Fund shall be liable to anyone with respect to such payment.

    9.020 PAYMENT TO A BENEFICIARY. Upon receipt by the Plan Administrator (or another person designated by him or her) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator shall direct the Trustee to pay the Participant's Accounts to such Beneficiary.


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

ARTICLE X    TRUST AGREEMENT

    10.010 ESTABLISHMENT OF TRUST FUND. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, shall be held in a Trust Fund by a corporate Trustee or Trustees selected by the Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Plan Committee. References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated.

    10.020  INVESTMENTS.

    (a)     The Trustee shall establish:

            (i) a Diversified Fund, which shall be invested in stocks, convertible bonds and other corporate securities (other than securities issued by Rockwell or the Company), as well as in cash equivalents and other miscellaneous securities;

            (ii) a Fixed Income Fund, which shall be invested in debt instruments (other than debt instruments issued by Rockwell or the Company) with maturity dates of three years or less, which such instruments shall include treasury bills, treasury notes, treasury bonds, federal agency obligations, other instruments of government debt, bankers' acceptances and bank certificates of deposit;

            (iii) an Intermediate Term Bond Fund, which shall be invested in debt instruments with a combined average maturity of five years or less, which such instruments shall include treasury bills, treasury notes, treasury bonds, federal agency obligations and other instruments of government debt;

            (iv) a Guaranteed Return Fund consisting of the Trust Fund's interest in contracts issued by one or more insurance companies, which contracts:

                    (A) guarantee the principal and interest thereon for a specified period of time, and

                    (B)      accrue such guaranteed interest on a monthly basis;

            (v) Stock Fund A, which shall consist of all cash, Common Stock and the proceeds and income therefrom, attributable to Company Contributions;


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            (vi)    Stock Fund B, which shall consist of all cash, Common Stock and the proceeds and income on such cash and Stock attributable to contributions made by or on behalf of Participants under the Plan and designated as contributions to Stock Fund B.

    (b)     The Trust Agreement will provide the following:

            (i) The Plan Committee may from time to time direct the segregation of all or a portion of the Investment Funds, other than the Guaranteed Return Fund and Stock Fund B and shall appoint Investment Managers with respect to the portions of the Investment Funds so segregated. Any Investment Manager so appointed shall have full discretion to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Investment Manager's Account.

            (ii) The Trustee shall pay all cash in the Guaranteed Return Fund to the one or more insurance companies described in paragraph (iv) of Section 10.020(a), subject to the terms of the contracts described in such paragraph.

            (iii) The Trustee shall use all cash in Stock Fund A and Stock Fund B only to purchase Common Stock. Rights, options, or warrants offered to purchase Common Stock shall be exercised by the Trustee in his or her discretion but only to the extent that there is cash available in Stock Fund A and Stock Fund B for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options, or warrants to purchase securities of Rockwell or its subsidiaries or affiliates other than Common Stock shall be sold by the Trustee on the open market.

            (iv) In making all investments pursuant to this Plan, the Trustee and the Investment Manager shall:

                    (A) not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided by ERISA;

                    (B) give consideration to the cash requirements of the Plan;

                    (C) not cause the Plan to engage in any transaction constituting a prohibited transaction under section 406 of ERISA.


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    10.030  DUTY OF TRUSTEE AS TO STOCK IN STOCK FUND A AND STOCK FUND B.

    (a) Except as otherwise provided in this Section 10.030, the duty with respect to the voting, retention, and tendering of Common Stock held in Stock Fund A or Stock Fund B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

    (b) With respect to any matter as to which a vote of the outstanding shares of Common Stock is solicited:

            (i) the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant's vested and non-vested shares of Common Stock held in or credited to Stock Fund A or Stock Fund B as of the record date fixed for determining the holders of Common Stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

            (ii) the Trustee, in its sole discretion, shall exercise voting rights of shares of Common Stock held in Stock Fund A or Stock Fund B as to which no timely direction has been received pursuant to paragraph (i).

    (c)     In the event of any Tender Offer (as defined in Section 1.600):

            (i) the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of Common Stock held in Stock Fund A or Stock Fund B as of the Tender Date with respect to such Participant or have been credited as of such Tender Date to the Accounts in Stock Fund A or Stock Fund B of such Participant, and, except as limited by subsection (d) hereof, the Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

            (ii) the Trustee shall, in its sole discretion, shall have the duty, except as limited by subsection (d) hereof, with respect to the retention, tendering or depositing of shares of Common Stock held in Stock Fund A or Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i);

    (d) Shares of Common Stock held in Stock Fund A or Stock Fund B shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:


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

            (i) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

            (ii) immediately preceding the expiration of the period during which such shares of Common Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

            (iii) the expiration of 30 days from the date of the Trustee's solicitation of Participants' written direction pursuant to subsection (c)(i).

    (e) The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Common Stock held in Stock Fund A or Stock Fund B which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Common Stock and, if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

            As used herein, the term 'Tender Date' means the date on which the Trustee tenders or deposits any shares of the Common Stock either representing the vested or non-vested interest of such Participant in Stock Fund A or credited to the Accounts in Stock Fund B of such Participant.

    10.040 FORM OF TRUST AGREEMENT. The Trust Agreement shall be in such form and contain such provisions as the Plan Committee may deem appropriate (consistent with the provisions of Section 10.020, Section 10.030 and Section 16.030). The Trust Agreement shall be deemed to form a part of this Plan, and all rights and benefits that may accrue to any person under this Plan shall be subject to all the terms and provisions of the Trust Agreement. The Trust Agreement may authorize the Trustee to invest all or part of the assets of the Trust Fund in a collective trust for investment purposes and deposit amounts held in any of the funds comprising the Trust Fund in an interest bearing account in a bank or similar financial institution (including without limitation the commercial banking department of the Trustee) on a temporary basis pending either: (a) investment of such amounts or (b) distribution of funds to Plan Participants.

    10.050 RIGHTS IN THE TRUST FUND. Nothing in the Plan or in the Trust Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

    10.060  TAXES, FEES AND EXPENSES OF THE TRUSTEE.


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    (a)     The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee's counsel), any Investment Manager and any investment advisor may be paid from the Trust Fund and shall constitute a charge on the Trust Fund until paid; provided, however, that in no event shall the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company's Board of Directors) pay any such Trustee, Investment Manager or investment advisors fees or expenses:

            (i) for preparation or prosecution of any action against the Company, the Plan, any member of the Plan Committee or the Plan Administrator, or

            (ii) for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

            There shall be included in the reasonable expenses payable from the Trust Fund any direct internal costs (which may include reimbursement of compensation of Company Employees) associated with Plan operations and administration, the payment of which shall be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Plan Committee shall be compensated from the Plan but may be compensated by the Company or an Affiliated Company for services rendered on behalf of the Plan.

    (b) Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, shall be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.


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ARTICLE XI    ADMINISTRATION

    11.010 GENERAL ADMINISTRATION. Authority to control and manage the operation and administration of the Plan shall be vested in the Plan Committee except to the extent that:

    (a) the Plan Administrator or the Administrative Committee is allocated any such authority under the Plan;

    (b)     any Trustee or Investment Manager hereunder may, pursuant to
            Article X, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan;

    (c) the Plan Committee, the Plan Administrator, the Administrative Committee, the Trustee(s) and the Investment Manager(s) shall constitute ERISA Named Fiduciaries of the Plan.

    11.020 PLAN COMMITTEE. The Board of Directors shall, from time to time, determine the size of the Plan Committee and appoint its individual members. The Plan Committee shall act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 11.060(d).

    11.030 PLAN COMMITTEE RECORDS. The Plan Committee shall keep such records and data as it shall deem appropriate and it shall from time to time file with the Board of Directors such reports as the latter may request. It shall be a function of the Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee shall be final and conclusive.

    11.040 FUNDING POLICY. The Plan Committee shall be responsible for determining a funding policy of the Plan consistent with the objectives for the Investment Funds and shall from time to time advise the Trustee and the Investment Manager of such policy.

    11.050 ALLOCATION AND DELEGATION OF DUTIES UNDER PLAN. The Plan Committee, the Plan Administrator and the Administrative Committee shall each have the following powers and authorities:

    (a) to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

    (b) to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.


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    11.060  PLAN COMMITTEE POWERS.  In addition to any powers and authority conferred on the Plan Committee elsewhere in the Plan or by law, the Plan Committee shall have the following powers and authority:

    (a) to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee or Investment Manager) to carry out such fiduciary responsibilities;

    (b) to appoint one or more Investment Managers or investment advisors (who need not be Investment Managers and who shall not have authority to manage, acquire, or dispose of Plan assets).

    (c) to determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed by the Trustee, except as relates to the making and retention of investments; and

    (d) to establish rules and regulations from time to time for the conduct of the Plan Committee's business and for the administration and effectuation of its responsibilities under the Plan.

    11.070 PLAN ADMINISTRATOR. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator shall have the following powers and authority:

    (a) to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his or her discretion, shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

    (b) to designate one or more persons, other than the Trustee or the Investment Manager, to carry out fiduciary responsibilities (other than trustee responsibilities);

    (c) to establish rules and regulations from time to time for the administration and effectuation of his or her responsibilities under the Plan.

The Plan Administrator shall have such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and shall have such other power and authority as is necessary to fulfill his or her responsibilities under ERISA or under the Plan.


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    11.080  RELIANCE UPON DOCUMENTS AND OPINIONS.  The members of the Plan
Committee and the Administrative Committee, the Plan Administrator, the Board of Directors and the Company shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be fully protected and shall not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the Plan Committee, the Plan Administrator, the Board of Directors and the Company shall be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Plan Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records shall be conclusive with respect to all Employees, Participants, and Beneficiaries.

    11.090 REQUIREMENT OF PROOF. The Plan Committee, the Plan Administrator, the Administrative Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person shall acquire any rights or be entitled to receive any benefits under this Plan until such proof shall be furnished as so required.

    11.100  LIMITATION ON LIABILITY.

    (a) Except as provided in Part 4 of Title 1 of ERISA, no person shall be subject to any liability with respect to his or her duties under the Plan, unless he or she acts fraudulently or in bad faith.

    (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA section 405(a) and 405(c)(2)(A) or (B). No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

    11.110 INDEMNIFICATION. To the extent permitted by law, the Company shall indemnify the Board of Directors, the Plan Administrator, each member of the Plan Committee, each member of the Administrative Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct (except for his or her willful misconduct) in the performance of his or her duties under the Plan.

    11.120 MULTIPLE FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.


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    11.130  MAILING AND LAPSE OF PAYMENTS.  All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section
11.150 below. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his or her Beneficiary, as the case may be, for a period of seven years, such Participant or Beneficiary shall be presumed dead. If payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his or her Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable shall be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

    11.140  NON-ALIENATION.

    (a) Except as provided in subsection (b), no right or benefit provided for in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void.

    (b) The non-alienation rule of subsection (a) shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to:

            (i) a levy for federal income tax issued against the Participant by the Internal Revenue Service; or

            (ii) a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under section 414(p) of the Code and which requires that the order's alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order's issuance.

    11.150 ADDRESSES. Each Participant shall be responsible for furnishing the Plan Administrator with his or her current address and the correct current name and address of his or her Beneficiary.

    11.160  NOTICES AND COMMUNICATIONS.

    (a) All communications from Participants shall be in the manner from time to time prescribed by the Plan Administrator and shall be addressed or


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

    communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and shall be deemed to have been given to the Company when received by such entity or Company office.

    (b) Each communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by him or her when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his or her last address of record with the office designated by the Plan Administrator.

    11.170 COMPANY RIGHTS. The Company's rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment shall not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

    11.180  PAYMENTS ON BEHALF OF INCOMPETENT PARTICIPANTS OR BENEFICIARIES.
In the event that the Plan Administrator or his or her designee shall find that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his or her affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Plan Committee, the Administrative Committee, the Company, or the Trustee, to follow the application of such payment. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Administrative Committee, and the Plan Committee.


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ARTICLE XII    PARTICIPANT'S CLAIMS

    12.010 REQUIREMENT TO FILE CLAIM. A Participant wishing a distribution or withdrawal from the Plan must present a claim, in such manner and pursuant to such procedure established by the Plan Administrator, with the person or entity designated by the Plan Administrator. A claimant who fails to comply with the manner and procedure designated by the Plan Administrator shall be deemed not to have made such claim. The person or entity designated by the Plan Administrator shall approve or deny in writing within thirty (30) days any claim which has been so presented.

    12.020  APPEAL OF DENIED CLAIM.

    (a)     A Participant whose claim has been denied as set forth in Section
            12.010 may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial.

    (b) The Participant or his or her representative shall, for the purpose of preparation of such appeal, have the right to inspect any document (including computerized records) relied upon by the Plan Administrator's representative in denying the claim.

    (c) The Plan Administrator or his or her delegate shall make a final, full and fair review of any such decision which is appealed. A decision which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the person making such decision.


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ARTICLE XIII    AMENDMENT, MERGERS, TERMINATION, ETC.

    13.010 AMENDMENT. The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in
Section 15.040 below, no amendment shall be made the effect of which would be:

    (a) to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

    (b) to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he or she would be entitled under this Plan if his or her employment were terminated immediately before such amendment; or

    (c) to increase the responsibilities or liabilities of any Trustee or Investment Manager without its written consent.

    13.020 TRANSFER OF ASSETS AND LIABILITIES. The Plan Committee at any time may, in its sole discretion without the consent of the Participant or his or her representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits shall be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his or her representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan shall be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan shall not be necessary to carry out the provisions of this Section 13.020. Any such transfer of assets and liabilities to another plan shall be expressly conditioned on the qualification of such plan and trust under section 401(a) and section 501(a) of the Code.

    13.030 MERGER RESTRICTION. Notwithstanding any other provision in this Plan, the Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

    13.040 SUSPENSION OF CONTRIBUTIONS. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the


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

amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Plan Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in
Section 13.020.

    13.050 DISCONTINUANCE OF CONTRIBUTIONS. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants. Upon such discontinuance the Plan Committee may in its sole discretion segregate one or more parts of the Trust Fund, as provided in Section 13.020.

    13.060 TERMINATION. The Plan Committee may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to
Section 13.050 the Accounts of each affected Participant shall become nonforfeitable, and for this purpose the Company shall contribute to the Company Contribution Accounts of all Employees who:

    (a) have forfeited Units in such Accounts under Articles V and VI within five (5) years prior to such termination, and,

    (b) but for such forfeitures, would have been vested in such forfeited Units under Section 5.010 on the date of termination of the Plan,

amounts sufficient to restore such forfeitures in the same manner as such forfeitures could have been restored by such persons under applicable provisions of the said Articles V and VI. In the event of termination or partial termination the Plan Committee may, without the consent of any Participant or other person, (i) permit the Trustee to retain all or part of the Trust Fund or (ii) distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.


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ARTICLE XIV    STATUTORY LIMITATIONS

    14.010  ANNUAL LIMITS OF PARTICIPANTS' ACCOUNT INCREASES.

    (a) This Article XIV is intended to conform the Plan to the requirements of section 415 of the Code, and the regulations issued thereunder; and shall be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount shall be credited to any Participant's Account which is in excess of the limitation imposed by said section 415, as from time to time amended or replaced.

    (b) The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of $30,000 (or such larger amount as may be established under section 415(d)(1)(B) of the Code to reflect an increase in the cost of living) or 25% of the Participant's total compensation. For purposes of this limitation, the amount allocated shall be deemed to be comprised of:

            (i) Company Contributions, Compensation Deferral Contributions and Supplemental Deferral Contributions with respect to the Participant; and

            (ii)    forfeitures; and

            (iii) for all calendar years ending on or prior to December 31, 1986, the lesser of:

                    (A) one half of the Participant's Compensation Deduction Contributions; or

                    (B) the Participant's Compensation Deduction Contributions in excess of 6% of his or her total compensation from the Company or an Affiliated Company; and

            (iv) for each calendar year commencing on or after January 1, 1987, the Participant's Compensation Deduction Contributions.

    14.020 LIMITS AS TO COMBINED PLANS. In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or an Affiliated Company and to which section 415 of the Code applies, the limitation set forth herein shall be further adjusted in compliance with section 415(e) of the Code. In making such adjustment, the maximum benefit allowable shall be paid hereunder before applying the limitations on the defined benefit plan.


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    14.030  COMBINING SIMILAR PLANS.  For purposes of this Article, all defined contribution plans which are required to be aggregated under section 414(b) of the Code shall be so aggregated and the limitation set forth herein shall be applied to the total amounts allocated under all such plans.

    14.040 ADJUSTMENT TO DEFERRAL CONTRIBUTIONS. To the extent the Compensation Deferral Contributions and Supplemental Deferral Contributions elected by a Participant under Sections 2.020(a)(i) and (b)(i) would, if made, cause the total amount allocated to a Participant in any calendar year to exceed the limitations set forth in this Article, such amount shall be paid as compensation to the Participant and shall be contributed to the Plan by the Participant as Compensation Deduction Contributions to the full extent permitted under this Article and Section 2.030.


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ARTICLE XV    MISCELLANEOUS

    15.010 BENEFITS PAYABLE ONLY FROM TRUST FUND. All benefits payable hereunder shall be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

    15.020 REQUIREMENT FOR RELEASE. Any payment to any Participant or a Participant's present, future or former spouse or Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect.

    15.030 TRANSFERS OF STOCK. Transfers of Common Stock from the Trustee pursuant to Article V or VI shall be made as soon as practicable, but neither the Company, any Named Fiduciary nor the Trustee shall have any responsibility for any decrease in the value of such stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor, except as provided in Articles V and VI, shall the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

    15.040 QUALIFICATION OF THE PLAN. The Company intends to preserve the qualification with and approval by the Internal Revenue Service of the Plan as a plan, Company Contributions to which are deductible by the Company for federal income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such approval of the Commissioner of Internal Revenue as the Company may find necessary to establish the continued deductibility for income tax purposes of the Company Contributions under the Plan. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable sections of the Code and of other federal and state laws, as now in effect or hereafter amended or enacted.

    15.050 INTERPRETATION. The masculine gender shall include the feminine and the singular shall include the plural unless the context clearly indicates otherwise.


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

ARTICLE XVI    TENDER OFFERS: PLAN ADMINISTRATION

    16.010 APPLICABILITY. The provisions of this Article XVI shall take effect only as of the date of the first tender or deposit by the Trustee of any share of Common Stock pursuant to any Tender Offer (as herein defined) in accordance with the Trust Agreement, and shall remain in effect thereafter unless and until (a) each share of Common Stock held in Stock Fund A or Stock Fund B which has been tendered or deposited in accordance with the Trust Agreement, pursuant to such Tender Offer or any subsequent Tender Offer commenced while the provisions of this Article XVI are in effect has been effectively withdrawn by or otherwise returned to the Trustee and (b) the certificate representing each share is in the possession of the Trustee. As used in this Article XVI, the term "Tender Offer" means any tender offer for, or request or invitation for tenders of, the Common Stock subject to section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company or any Affiliated Company.

    16.020 ADDITIONAL DEFINITIONS. While the provisions of this Article XVI are in effect:

    (a) the term "Sub Fund A" shall mean the fund established by the Trustee pursuant to Section 16.030(a)(i); and

    (b) the term "Sub Fund B" shall mean the fund established by the Trustee pursuant to Section 16.030(a)(ii).

    16.030 ESTABLISHMENT AND INVESTMENT OF SUB FUND A AND SUB FUND B. While the provisions of this Article XVI are in effect:

    (a)     The Trustee shall establish:

            (i) A Sub Fund A consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock previously held in Stock Fund A which were tendered or deposited in accordance with the Trust Agreement, all property purchased therewith and the proceeds and income therefrom; and

            (ii) A Sub Fund B consisting of any cash, securities or other consideration received by the Trustee as payment for shares of Common Stock previously held in Stock Fund B which were tendered or deposited in accordance with the Trust Agreement, all property purchased therewith and the proceeds and income therefrom.

    (b) The Trustee shall use all cash in Sub Fund A and Sub Fund B only to purchase the kinds of instruments of debt with maturity of not more than three years in which the Trustee and any Investment Manager may invest and reinvest the principal and income of the Fixed Income Fund and shall so invest


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

            and reinvest the principal thereof and income thereon. Dividends, income and other distributions received on, and proceeds from the sale or other disposition of, any securities or other consideration held by the Trustee for Participants in Sub Fund A or Sub Fund B pursuant to a tender or deposit of shares of Common Stock in accordance with the Trust Agreement, shall be similarly invested and reinvested.

    (c) The funding policy of the Plan determined by the Plan Committee pursuant to Section 11.040 shall be consistent with the objectives for Sub Fund A and Sub Fund B.

    16.040 MAINTENANCE AND VALUATION OF SUB FUND A AND SUB FUND B. While the provisions of this Article XVI are in effect:

    (a) A separate Account representing each Participant's interest in Sub Fund A and Sub Fund B under the Participant's Company Contribution Account, Deferral Accounts or Deduction Account, as applicable, shall be maintained. Such separate Accounts shall contain sufficient information to permit with respect to Sub Fund A and Sub Fund B a determination of the dollar balance of such Participant's Accounts at any time in accordance with the Unit valuation described in subsections (b), (c) and (d) hereof. Such separate Accounts shall contain sufficient information to permit such other determinations as may be required to carry out the provisions of this Plan.

    (b) The interest of each Participant in Sub Fund A and Sub Fund B shall be represented by Units allocated to his or her Accounts. The initial value of each Unit to be allocated to his or her Accounts in respect of amounts held by the Trustee in Sub Fund A or Sub Fund B shall be One Dollar ($1.00), and Units shall be credited to each Participant on such basis for amounts received by the Trustee on his or her behalf prior to the first Valuation Date following the first receipt by the Trustee of cash, securities or other consideration for shares of Common Stock previously representing his or her interest in Stock Fund A which were tendered or deposited in accordance with the Trust Agreement, in the case of Sub Fund A, and the first Valuation Date following the first receipt by the Trustee of cash, securities or other consideration for shares of Common Stock previously held in his or her Accounts in Stock Fund B which were tendered or deposited in accordance with the Trust Agreement, in the case of Sub Fund B. Each receipt on behalf of a Participant of cash, securities or other consideration for shares of Common Stock previously representing his or her interest in Stock Fund A which were tendered or deposited in accordance with the Trust Agreement, or each payment to a Participant from Sub Fund A, and each receipt on behalf of a Participant by the Trustee of cash, securities or other consideration for shares of Common Stock previously held in his or her Accounts in Stock Fund B


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            which were tendered or deposited in accordance with the Trust
            Agreement, or each payment to a Participant from Sub Fund B, shall result in a credit or charge to the affected Account of the Participant equal to the number of Units received or paid as the case may be.

    (c) As of the Valuation Date immediately following the first deposit into Sub Fund A or Sub Fund B, as the case may be, and as of each succeeding Valuation Date, an amount equal to the fair market value of all property in each such Sub Fund shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount shall be divided by the total number of Units credited to all Participants in each such Sub Fund, thereby establishing a new Unit Value. With respect to each such Sub Fund, each receipt therein or payment therefrom after such Valuation Date shall be converted to Units by dividing such new Unit value into the amount of such receipt or payment and the affected Account of the Participant shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant.

    (d) As of any specified date, the dollar balance of the individual Accounts of each Participant in Sub Fund A and Sub Fund B shall be determined in the same manner as under Section 4.040 (but using for such determination amounts received by the Trustee in respect of Sub Fund A and Sub Fund B in lieu of contributions).

    (e) The Participant's Account in Stock Fund A shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock previously representing some or all of his or her interest in Stock Fund A which were tendered or deposited in accordance with the Trust Agreement, by the number of Units which bears the same relation to the number of Units credited to such Account immediately prior to the tender or deposit of such shares as the portion of his or her interest in Stock Fund A in respect of which such shares were tendered bore to his or her entire interest in Stock Fund A immediately prior to the tender or deposit of such shares.

    (f) The Participant's Accounts in Stock Fund B shall be reduced as of each date on which the Trustee receives cash, securities or other consideration for shares of Common Stock previously held in such Accounts which were tendered and deposited in accordance with the Trust Agreement, by the number of such shares which were so tendered or deposited.

    16.050 BENEFITS PAYABLE FROM SUB FUNDS AT TERMINATION OF EMPLOYMENT. While the provisions of this Article XVI are in effect:

    (a) For purposes of Section 5.010, each Unit representing a Participant's interest in Sub Fund A that results from the crediting to the Participant's Account in Sub Fund A of cash, securities or other consideration received by the Trustee pursuant to the tender or deposit in accordance with the Trust Agreement, of


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            shares of Common Stock previously representing his or her interest in Stock Fund A shall be deemed attributable to Company Contributions made on the Participant's behalf which resulted in the credit to his or her Account in Stock Fund A of a Unit in respect of such interest.

    (b)     For purposes of Section 5.020(a):

            (i) The full dollar balance of the Participant's accounts in Sub Fund A and Sub Fund B shall be deemed to be described in paragraph (iii) thereof, and such balance shall be deemed to be an amount that the Participant (or his or her Beneficiary in the case of death) shall receive under paragraph (i) thereof. Such balance shall be determined, in the manner provided by Section 16.040(d), by reference to the Units in each such account on the date of the Participant's termination of employment for any reason set forth in Section 5.020(a), and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

            (ii) The amounts set forth in subparagraphs (A) and (B) of paragraph (iii) of Section 5.020(a) shall be amounts that the Participant (or his or her Beneficiary in the case of death, shall receive under paragraph (i) thereof; provided, however, that no share of Common Stock representing a Participant's interest in Stock Fund A or held in such Participant's Accounts in Stock Fund B which, as of the date of such Participant's termination of employment for any reason set forth in Section 5.020(a), has been tendered or deposited in accordance with the Trust Agreement, shall be transferred to such Participant (or his or her Beneficiary in the case of death) pursuant to paragraph (i) of Section 5.020(a) unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided, further, however, that there shall be paid or transferred to such Participant (or his or her Beneficiary in the case of death) any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock previously representing such Participant's interest in Stock Fund A or held in such Participant's Accounts in Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited in accordance with the Trust Agreement, as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

    (c) If the Participant's employment is terminated for any reason other than those reasons set forth in Sections 5.020 or 5.030, the Participant shall receive as soon as practicable:


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            (i)     The vested portion of the dollar balance of his or her
                    account in Sub Fund A and the full dollar balance of his or her Accounts in Sub Fund B. Such balances shall be determined, in the manner provided in Section 16.040(d), by reference to the Units in each such Account on the date of such termination and the value of each Unit on the Valuation Date coinciding with or immediately preceding such date.

            (ii)    The amounts set forth in paragraphs (i) through (iv) of
                    Section 5.040(a); provided, however, that no share of Common Stock representing such Participant's vested interest in Stock Fund A or held in such Participant's Accounts in Stock Fund B which, as of the date of such termination, has been tendered or deposited in accordance with the Trust Agreement, shall be transferred to such Participant after the date of such termination unless and until such share has been effectively withdrawn by or otherwise returned to the Trustee and the certificate representing such share is in the possession of the Trustee; and provided further, however, that there shall be paid or transferred to such Participant any and all cash, securities or other consideration received by the Trustee for whole shares of Common Stock previously representing such Participant's vested interest in Stock Fund A or held in such Participant's Accounts in Stock Fund B as of the Valuation Date immediately preceding the date of such termination and which were tendered or deposited in accordance with the Trust Agreement, as soon as practicable after the receipt of such cash, securities or other consideration by the Trustee.

    16.060 DISTRIBUTIONS FROM THE PLAN UNDER SECTION 6.010. While the provisions of this Article XVI are in effect:

    (a) The amount paid or transferred to a Participant who elects a distribution in accordance with Section 6.010 shall be determined in the same manner as under Section 16.050(c) (except that the date of receipt of the election shall be used for such determination in lieu of the date of termination and except that the Participant's Compensation Deferral Account and the related portion of his or her Company Contribution Account, if any, shall not be distributable).

    (b) As soon as practicable after an Employee makes a repayment described in Section 6.020, there shall be credited to the Employee's Company Contribution Account a dollar amount as set forth in Section 6.020(c)). To the extent that the dollar amount to be credited to his or her Company Contribution Account relates to shares of Common Stock previously representing his or her interest in Stock Fund A for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement, such dollar amount shall be allocated to Sub Fund A. At the same time, the Employee's Compensation Deduction Account shall be


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    credited with a dollar amount, and such amount shall be allocated to the funds and any accounts under the Guaranteed Return Fund, as set forth in
    Section 6.020(c); provided, however, that, if the Participant makes a repayment in respect of shares of Common Stock previously held in his or her Compensation Deduction Account in Stock Fund B for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement, a dollar amount equal to the amount of such repayment shall be allocated to the Participant's Compensation Deduction Account in Sub Fund B. The amounts credited under this subsection (b) shall vest, and, for purposes of this subsection (b), the balance of the Participant's Company Contribution Account shall be determined, as set forth in the penultimate and last sentences of Section 6.020(d).

    16.070 WITHDRAWALS FROM DEDUCTION ACCOUNTS UNDER SECTION 6.020. While the provisions of this Article XVI are in effect:

    (a) For purposes of Section 6.020(c), withdrawals pursuant to this subsection (a) shall be taken from the Employee's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of the said Accounts. Any withdrawal from his or her Accounts in the Guaranteed Return Fund shall be taken in reverse sequence by first exhausting his or her Accounts in the most recent contracts under such Fund. An Employee may, however, elect to have any such withdrawal taken first from his or her Account in Stock Fund B, with any additional withdrawal amount to be taken from his or her Accounts in the remaining Investment Funds.

    (b) For purposes of subsection (c) of Section 6.020, as soon as practicable after a Participant makes a repayment described in such subsection, there shall be credited to the Participant's Company Contribution Account a dollar amount as set forth in the first sentence of such subsection immediately following paragraph (iv) thereof. To the extent that the dollar amount to be credited to his or her Company Contribution Account relates to shares of Common Stock previously representing his or her interest in Stock Fund A for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement, such dollar amount shall be allocated to Sub Fund A. At the same time, the Participant's Compensation Deduction Account shall be credited with a dollar amount equal to the amount repaid by the Participant to such Account, and such amount shall be used to purchase Units and shall be allocated to the funds and any accounts under the Guaranteed Return Fund, as set forth therein; provided, however, that, if the Participant makes a repayment in respect of shares of Common Stock previously held in his or her Compensation Deduction Account in Stock Fund B as to which a withdrawal election was made and for which the Trustee received cash, securities or other consideration pursuant to the tender or deposit thereof in accordance with the Trust Agreement, a dollar amount


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

            equal to the amount of such repayment shall be allocated to the Participant's Compensation Deduction Account in Sub Fund B. The amounts credited under this subsection (b) shall vest as set forth in the last sentence of Section 6.020(c).

    (c) Partial withdrawals pursuant to Section 6.020(d) shall be in a minimum amount of $100 with respect to Sub Fund B.

    16.080 WITHDRAWALS FROM DEFERRAL ACCOUNTS UNDER SECTION 6.030. While the provisions of this Article XVI are in effect, For purposes of Section 6.030, withdrawals, in minimum amounts of $100 shall be taken from the Employee's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of the said Accounts. Any withdrawal from his or her Accounts in the Guaranteed Return Fund shall be taken in reverse sequence by first exhausting his or her Accounts in the most recent contracts under such Fund. An Employee may, however, elect to have any such withdrawal taken first from his or her Account in Stock Fund B, with any additional withdrawal amount to be taken from his or her Accounts in the remaining Investment Funds.


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ARTICLE XVII    TOP HEAVY PROVISIONS

   17.010 DEFINITIONS. For purposes of this Article, the following special definitions shall apply:

    (a) "TOP HEAVY PLAN" shall mean a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.

    (b) "KEY EMPLOYEE" shall mean each Employee or former Employee who has, at any time during the five (5) year period ending on the Determination Date, performed services for an Affiliated Company and who is, at any time during the plan year ending on the Determination Date, or was, during any one of the four plan years preceding the plan year ending on the Determination Date, any one or more of the following.

            (i) An officer of the Company having annual compensation greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any plan year;

            (ii) One of the ten (10) persons having annual compensation from all Affiliated Companies greater than the limitation in effect under Code section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(B)(iii)), the largest interests in the Company;

            (iii) Any person owning (or considered as owning within the meaning of Code section 318, as modified by Code section 416(i)(B)(iii)), more than five percent (5%) of the outstanding stock of the Company (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company) (a "5 Percent Owner"); or

            (iv) Any person who has annual compensation of more than one hundred fifty thousand dollars ($150,000) and would be described in subsection (3) above, if "one percent (1%)" was substituted for "five percent (5%)".

            For purposes of determining whether a person is an officer in paragraph (i) above, in no event will more than fifty (50) Employees or, if less than fifty (50)


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    Employees, the greater of three (3) Employees or ten percent (10%) of all
    Employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles.

    (c) "DETERMINATION DATE" shall mean the last day of the immediately preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

    (d) "EMPLOYEE" shall mean not only an Employee as defined in Article I, but shall also include any beneficiary of such Employee.

    (e) "AGGREGATION GROUP" shall mean a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of Code sections 410 and 401(a)(4). The Aggregation Group shall also include those plans other than this Plan which need not be aggregated with this Plan to meet Code Requirements, but which are selected by the Company to be part of a selective Aggregation Group which shall include this Plan if the Aggregation Group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plans being taken into account.

    (f) "NON-KEY EMPLOYEE" shall mean any employee who is not a Key Employee. Non-Key Employee shall also mean an employee who is a former Key Employee.

    17.020 APPLICATION OF THIS ARTICLE. In the event that this Plan is or becomes a Top Heavy Plan, the following special provisions shall become applicable to this Plan and shall supersede the comparable provisions contained elsewhere in this Plan.

    (a) MINIMUM CONTRIBUTION. The Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, shall provide a minimum allocation to the account of each Participant who is not a Key Employee for each plan year to which these rules apply equal to the lesser of:

            (i) four percent (4%) of such Participant's compensation (subject to the provisions of Section 17.030), or

            (ii) the highest percentage of contribution made for the plan year to a Participant who is a Key Employee for such plan year.

    (b) VESTING. A Participant's nonforfeitable right to his or her Company Contribution Account shall be not less than the amount determined pursuant to the following schedule:


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
                Years of Service               Vested Interest
            ------------------------           ---------------
            Less than two                               0%
            Two but less than three                    20%
            Three but less than four                   40%
            Four but less than five                    60%
            Five or more                              100%

            If the Plan ceases to be a Top Heavy Plan the vesting schedule set forth in Section 5.010(a) shall again become applicable; provided that a Participant's nonforfeitable right to his or her Company Contribution Account shall not be less than his or her nonforfeitable right to the balance of his or her Company Contribution Account immediately before the Plan ceased to be a Top Heavy Plan; and provided further that any Participant who at the time the Plan ceased to be a Top Heavy Plan had been an Employee on the last day of at least three (3) plan years following his or her becoming an Employee shall be permitted irrevocably to elect to remain under the vesting schedule set forth in this subsection (b) in lieu of the vesting schedule set forth in Section 5.010(a).

    (c) MAXIMUM COMPENSATION. For any plan year in which the Plan is a Top Heavy Plan, only the first two hundred thousand dollars ($200,000) of each Participant's annual compensation will be taken into account for purposes of determining benefits under the Plan, provided that such dollar amount shall be automatically adjusted as prescribed by the Secretary of the Treasury.

    17.030 ADJUSTMENT OF LIMITATION ON ANNUAL BENEFIT. If for any plan year the Plan becomes "super top heavy" (i.e., by substituting "90%" for "60%" in Section 17.010(a)), the percentage described in Section 18.020(a)(i) shall be changed to three percent (3%), and Section 14.020 shall be applied in accordance with the requirements of Code section 416(h)(1) (i.e., by substituting "90%" for "60%" in Section 17.010(a)).


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                                   APPENDIX A


                   PROCEDURES, TERMS AND CONDITIONS OF LOANS

ELIGIBILITY FOR LOANS. The individuals eligible to obtain loans from the Plan ("Borrowers") are limited to:

         (1)      Employees, and

         (2) non-Employees who are "parties in interest" (as defined in section 3(14) of ERISA)

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party's current employer to deduct and remit the required loan repayments to the Savings Plan.

LIMITATION ON NUMBER AND MINIMUM AMOUNT OF LOANS. Only one (1) loan to a Borrower is permitted to be outstanding from all Company sponsored savings plans at any one time. Any Borrower who has an outstanding loan from the Plan will be required to repay that loan in full before applying for another loan. Each loan which is approved must be for a minimum of $1,000.

MAXIMUM AMOUNT OF LOAN. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower's Accounts, determined in accordance with Section 4.030 of the Plan, and may not exceed the least of the amounts described in subsections (a), (b) and (c) of Section 6.040 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower's net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all pre-tax contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

LOAN APPLICATIONS. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the "Loan Administrator"). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator. The Borrower's endorsement of the loan check will be considered to be the Borrower's agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.


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SOURCE OF LOAN FUNDS. Each loan will be funded by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

         First    --    from the Borrower's Supplemental Deferral Account;

         Second   --    from the Borrower's Compensation Deferral Account; and

         Third    --    from the Borrower's Compensation Deduction Account.

Subject to the provisions of the following paragraph, the loan amount will be funded by the Borrower's Investment Funds in the applicable Accounts, in a pro rata fashion, based upon the relative size of the balance of each such Fund in the Accounts.

Alternatively, a Borrower may elect to have the loan funded first from the Borrower's interest in Stock Fund B, with any additional funding to be on a pro rata basis from the remaining Investment Funds.

Any loan funding from the Borrower's interest in Stock Fund B will be carried out first from the Borrower's Common Units in that Fund. To the extent a loan is made against the Borrower's Stock Fund B Account, the Borrower will receive cash in lieu of shares of Common Stock. The Trustee will not be permitted to sell shares of Common Stock in order to provide the cash with which to finance loan applications.

If, at any time, the Trustee does not have sufficient cash on hand to finance all outstanding loan applications, processing of each application for which sufficient cash is not available will be deferred until sufficient cash becomes available to process such loans on a first-come, first-serve basis.

DETERMINATION OF LOAN INTEREST RATE. The interest rate to be charged for loans will be one percent (1%) over the prime rate, which is defined for this Appendix as the base rate on corporate loans posted by at least seventy-five percent (75%) of the largest thirty (30) U.S. banks, as such rate is identified in the edition of The Wall Street Journal published on the last business day of the month prior to the approval of a loan.

TERM OF LOANS. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for a term of 120 months.

REPAYMENTS. Loan repayments by Employees will be deducted from the Employee's pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.


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PREPAYMENTS.  The full unpaid balance of a loan may be prepaid at any time by a
Borrower. Partial prepayments in excess of scheduled payroll deductions will not be accepted. No prepayments will be accepted within twelve (12) months after the date of the loan, unless the Borrower is an Employee and terminates employment within such twelve (12) month period.

MISSED PAYMENTS. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

TERMINATION OF EMPLOYMENT. If a Borrower who is an Employee terminates employment or is on an unpaid leave of absence, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by personal check. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

DEFAULT. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in section 1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower's Account pursuant to the provisions of Code section 401(k) (whether distribution of the Borrower's entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower's Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under Code section 401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower's Account.


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